(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Index

Identification
Capital Stock Breakdown	1
Individual Financial Statements
Balance Sheet Assets	2
Balance Sheet Liabilities	3
Statement of Income	5
Statement of Comprehensive Income	6
Statement of Cash Flows	7
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 03/31/2018	8
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 03/31/2017	9
Statement of Added Value	10
Consolidated Financial Statements
Balance Sheet Assets	11
Balance Sheet Liabilities	12
Statement of Income	13
Statement of Comprehensive Income	14
Statement of Cash Flows	15
Statement of Changes in Shareholders' Equity
Statement of Changes in Shareholders' Equity - from 01/01/2018 to 03/31/2018	16
Statement of Changes in Shareholders' Equity - from 01/01/2017 to 03/31/2017	17
Statement of Added Value	18
Management Report	19
Explanatory Notes	60
Breakdown of the Capital by Owner	132
Declarations and Opinion
Independent Auditors' Report on Review of Quartely Financial Information	133
Opinion of the Audit Commitee	135
Statement of Executive Board on the Quartely Financial Information and Independent Auditor's Report on Review of Interim Financial Information	136

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Identification / Capital Stock Breakdown

Number of shares	Current Quarter
(Units)	03.31.18

Paid-in Capital
Common	812,473,246
Preferred	-
Total	812,473,246

Treasury Shares
Common	1,333,701
Preferred	-
Total	1,333,701

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.18	Previous Year 12.31.17
1	Total Assets	37,325,846	39,983,749
1.01	Current Assets	14,493,048	17,371,001
1.01.01	Cash and Cash Equivalents	1,825,671	3,584,701
1.01.02	Marketable Securities	155,475	166,322
1.01.02.01	Financial Investments Evaluated at Fair Value	155,475	166,322
1.01.02.01.01	Held for Trading	155,475	166,322
1.01.03	Trade Accounts Receivable	5,948,177	7,433,022
1.01.03.01	Trade Accounts Receivable	5,840,917	7,325,588
1.01.03.02	Other Receivables	107,260	107,434
1.01.04	Inventories	2,828,567	2,817,784
1.01.05	Biological Assets	1,270,330	1,261,556
1.01.06	Recoverable Taxes	829,916	842,034
1.01.06.01	Current Recoverable Taxes	829,916	842,034
1.01.06.01.01	Income and social contribution tax (IR/CS)	392,330	373,319
1.01.06.01.03	Recoverable Taxes	464,328	488,454
1.01.06.01.04	Provision for losses	(26,742)	(19,739)
1.01.08	Other Current Assets	1,634,912	1,265,582
1.01.08.03	Other	1,634,912	1,265,582
1.01.08.03.01	Interest on Shareholders' Equity Receivable	1,163	7,352
1.01.08.03.02	Derivatives	121,552	49,132
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	416,988	108,795
1.01.08.03.10	Other	1,095,209	1,071,406
1.02	Non-current Assets	22,832,798	22,612,748
1.02.01	Non-current Assets	5,547,926	5,523,188
1.02.01.01	Financial Investments Evaluated at Fair Value	196,820	276,900
1.02.01.01.02	Available for Sale	196,820	276,900
1.02.01.02	Marketable Securities Valued at Amortized Cost	83,731	82,418
1.02.01.02.01	Held to Maturity	83,731	82,418
1.02.01.03	Trade Accounts Receivable	118,095	121,749
1.02.01.03.01	Trade Accounts Receivable	5,667	5,944
1.02.01.03.02	Other Receivables	112,428	115,805
1.02.01.05	Biological Assets	781,160	773,560
1.02.01.06	Deferred Taxes	957,371	883,953
1.02.01.06.01	Deferred Income Tax and Social Contribution	957,371	883,953
1.02.01.09	Other Non-current Assets	3,410,749	3,384,608
1.02.01.09.03	Judicial Deposits	674,627	676,732
1.02.01.09.05	Income and social contribution tax (IR/CS)	15,794	15,794
1.02.01.09.06	Provision for losses from Income and social contribution tax (IR/CS)	(8,985)	(8,985)
1.02.01.09.07	Recoverable Taxes	2,358,551	2,344,830
1.02.01.09.08	Provision for losses	(112,445)	(118,684)
1.02.01.09.10	Restricted Cash	418,564	407,803
1.02.01.09.11	Other	64,643	67,118
1.02.02	Investments	5,178,494	4,960,752
1.02.02.01	Investments	5,178,494	4,960,752
1.02.02.01.01	Equity in Associates	12,569	7,551
1.02.02.01.02	Interest on Wholly-owned Subsidiaries	5,164,818	4,952,093
1.02.02.01.04	Other	1,107	1,108
1.02.03	Property, Plant and Equipment, Net	9,101,053	9,189,492
1.02.03.01	Property, Plant and Equipment in Operation	8,542,925	8,611,605
1.02.03.02	Property, Plant and Equipment Leased	233,843	220,690
1.02.03.03	Property, Plant and Equipment in Progress	324,285	357,197
1.02.04	Intangible	3,005,325	2,939,316
1.02.04.01	Intangible	3,005,325	2,939,316
1.02.04.01.02	Software	211,277	188,615
1.02.04.01.03	Trademarks	1,173,000	1,173,000
1.02.04.01.04	Goodwill	1,542,929	1,542,929
1.02.04.01.05	Software Leased	43,984	12,505
1.02.04.01.08	Other	34,135	22,267

 See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.18	Previous Year 12.31.17
2	Total Liabilities	37,325,846	39,983,749
2.01	Current Liabilities	14,691,567	14,391,025
2.01.01	Social and Labor Obligations	195,859	205,513
2.01.01.01	Social Obligations	120,302	118,905
2.01.01.02	Labor Obligations	75,557	86,608
2.01.02	Trade Accounts Payable	4,912,881	5,284,296
2.01.02.01	Domestic Suppliers	4,073,591	4,503,627
2.01.02.01.01	Domestic Suppliers	3,653,796	4,026,929
2.01.02.01.02	Supply Chain Finance	419,795	476,698
2.01.02.02	Foreign Suppliers	839,290	780,669
2.01.02.02.01	Foreign Suppliers	658,390	608,453
2.01.02.02.02	Supply Chain Finance	180,900	172,216
2.01.03	Tax Obligations	204,060	228,962
2.01.03.01	Federal Tax Obligations	37,909	50,215
2.01.03.01.02	Other Federal	37,909	50,215
2.01.03.02	State Tax Obligations	164,166	176,461
2.01.03.03	Municipal Tax Obligations	1,985	2,286
2.01.04	Short Term Debts	6,788,142	4,038,367
2.01.04.01	Short Term Debts	6,788,142	4,038,367
2.01.04.01.01	Local Currency	6,075,916	3,401,603
2.01.04.01.02	Foreign Currency	712,226	636,764
2.01.05	Other Obligations	1,666,952	3,776,280
2.01.05.01	Advances from related parties	874,064	3,051,892
2.01.05.01.04	Advances from related parties	874,064	3,051,892
2.01.05.02	Other	792,888	724,388
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,088	1,723
2.01.05.02.04	Derivatives	496,359	282,619
2.01.05.02.05	Management and Employees Profit Sharing	4,183	95,900
2.01.05.02.08	Other Obligations	290,258	344,146
2.01.06	Provisions	923,673	857,607
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	548,617	516,597
2.01.06.01.01	Tax Risk Provisions	50,506	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	303,293	251,342
2.01.06.01.04	Civil Risk Provisions	194,818	213,839
2.01.06.02	Other Provisons	375,056	341,010
2.01.06.02.04	Vacations & Christmas Bonuses Provisions	298,446	264,400
2.01.06.02.05	Employee Benefits Provisions	76,610	76,610
2.02	Non-current Liabilities	11,557,883	14,392,513
2.02.01	Long-term Debt	6,940,980	9,508,371
2.02.01.01	Long-term Debt	6,940,980	9,508,371
2.02.01.01.01	Local Currency	2,439,651	4,970,269
2.02.01.01.02	Foreign Currency	4,501,329	4,538,102
2.02.02	Other Obligations	3,519,531	3,614,130
2.02.02.01	Liabilities with Related Parties	2,454,558	2,634,565
2.02.02.01.04	Advances from Related Parties and Other Liabilities	2,454,558	2,634,565
2.02.02.02	Other	1,064,973	979,565
2.02.02.02.06	Other Obligations	1,064,973	979,565

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.18	Previous Year 12.31.17
2.02.04	Provisions	1,097,372	1,270,012
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	816,639	998,743
2.02.04.01.01	Provisions for Tax Contingencies	225,107	221,463
2.02.04.01.02	Social Security and Labor Risk Provisions	166,672	257,581
2.02.04.01.04	Provisions for Civil Contingencies	54,802	149,299
2.02.04.01.05	Contingent Liability	370,058	370,400
2.02.04.02	Other Provisons	280,733	271,269
2.02.04.02.04	Employee Benefits Plans	280,733	271,269
2.03	Shareholders' Equity	11,076,396	11,200,211
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	43,144	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	261,359	261,829
2.03.02.05	Treasury Shares	(71,483)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Entities	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Entities	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings (Losses)	(140,018)	-
2.03.08	Other Comprehensive Income	(1,388,568)	(1,405,241)
2.03.08.01	Derivative Financial Intruments	(491,676)	(572,152)
2.03.08.02	Financial Instruments (Available for Sale)	(118,909)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(771,345)	(766,959)
2.03.08.04	Actuarial Losses	(6,638)	(9,872)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
3.01	Net Sales	5,910,489	6,652,541
3.02	Cost of Goods Sold	(4,976,025)	(5,484,356)
3.03	Gross Profit	934,464	1,168,185
3.04	Operating (Expenses) Income	(627,719)	(1,191,307)
3.04.01	Selling	(756,366)	(753,189)
3.04.02	General and Administrative	(54,993)	(56,571)
3.04.04	Other Operating Income	94,751	58,631
3.04.05	Other Operating Expenses	(66,602)	(152,942)
3.04.06	Income from Associates and Joint Ventures	155,491	(287,236)
3.05	Income Before Financial and Tax Results	306,745	(23,122)
3.06	Financial Results	(515,657)	(319,161)
3.06.01	Financial Income	190,845	377,629
3.06.02	Financial Expenses	(706,502)	(696,790)
3.07	Income Before Taxes	(208,912)	(342,283)
3.08	Income and Social Contribution	84,590	60,849
3.08.01	Current	-	(34,243)
3.08.02	Deferred	84,590	95,092
3.09	Net Income from Continued Operations	(124,322)	(281,434)
3.11	Net Income	(124,322)	(281,434)
3.99	Earnings per Share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(0.15327)	(0.35223)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(0.15327)	(0.35223)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
4.01	Net Income	(124,322)	(281,434)
4.02	Other Comprehensive Income	16,673	(26,869)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(4,386)	(33,178)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(92,771)	(63,588)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	30,120	19,271
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	119,985	77,619
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(39,509)	(31,354)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	5,520	6,609
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,286)	(2,248)
4.03	Comprehensive Income	(107,649)	(308,303)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
6.01	Net Cash Provided by Operating Activities	(1,154,135)	251,976
6.01.01	Cash from Operations	83,598	355,922
6.01.01.01	Net Income (Loss) for the Period	(124,322)	(281,434)
6.01.01.03	Depreciation and Amortization	189,142	174,081
6.01.01.04	Depreciation and Depletion of Biological Assets	148,276	151,510
6.01.01.05	Results on Disposals of Property, Plant and Equipments	6,930	(6,999)
6.01.01.08	Deferred Income Tax	(84,590)	(95,092)
6.01.01.09	Provision for Tax, Civil and Labor Risks	24,558	97,203
6.01.01.10	Interest and Exchange Rate Variations	57,126	16,409
6.01.01.11	Equity Pick-Up	(155,491)	287,236
6.01.01.17	Others	21,969	13,008
6.01.02	Changes in Operating Assets and Liabilities	(1,237,733)	(103,946)
6.01.02.01	Trade Accounts Receivable	1,517,286	1,126,400
6.01.02.02	Inventories	7,848	97,101
6.01.02.03	Trade Accounts Payable	(417,071)	(536,846)
6.01.02.04	Supply Chain Finance	(48,219)	(397,753)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(83,078)	(59,999)
6.01.02.06	Others Operating Assets and Liabilities	(2,519,764)	(63,571)
6.01.02.08	Redemption of Held for Trading Securities	13,428	25,115
6.01.02.11	Fair value for for Assets and Liabilities	355,066	(39,301)
6.01.02.12	Payment of Interest	(98,932)	(374,875)
6.01.02.14	Interest on Shareholders' Equity Received	6,189	7,447
6.01.02.15	Biological assets - Current	(8,774)	50,034
6.01.02.16	Interest received	38,288	62,302
6.02	Net Cash Provided by Investing Activities	(593,502)	(687,689)
6.02.04	Redemptions of Available for Sale	-	15,011
6.02.05	Redemptions of Restricted Cash (Investments)	(303,787)	-
6.02.06	Additions to Property, Plant and Equipment	(161,420)	(233,736)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	19,775	33,127
6.02.09	Additions to Intangible	(5,597)	(39,554)
6.02.10	Additions to Biological Assets - Non-current	(142,178)	(151,412)
6.02.11	Investments in Associates and Joint Venturies	(295)	(305)
6.02.13	Net Cash Transferred to Subsidiaries	-	(309,615)
6.02.17	Advance for Future Capital Increase	-	(1,205)
6.03	Net Cash Provided by Financing Activities	(8,627)	119,923
6.03.01	Proceeds from Debt Issuance	239,676	715,584
6.03.02	Payment of Debt	(248,303)	(595,661)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	(2,766)	(112)
6.05	Increase (Decrease) in Cash and Cash Equivalents	(1,759,030)	(315,902)
6.05.01	At the Beginning of the Period	3,584,701	3,856,505
6.05.02	At the End of the Period	1,825,671	3,540,603

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2018 to 03/31/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515
5.04	Share-based Payments	-	(470)	-	-	-	(470)
5.04.03	Options Granted	-	(470)	-	-	-	(470)
5.04.13	Non-Controlling Interests	-	-	-	-	-	-
5.05	Total Comprehensive Loss	-	-	-	(124,322)	16,673	(107,649)
5.05.01	Net Loss for the Period	-	-	-	(124,322)	-	(124,322)
5.05.02	Other Comprehensive Income	-	-	-	-	16,673	16,673
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	119,985	119,985
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(39,509)	(39,509)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(92,771)	(92,771)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	30,120	30,120
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	3,234	3,234
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(4,386)	(4,386)
5.07	Balance at March 31, 2018	12,460,471	43,144	101,367	(140,018)	(1,388,568)	11,076,396

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Changes in Shareholders' Equity for the Period from 01/01/2017 to 03/31/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978
5.04	Share-based Payments	-	10,591	-	-	-	10,591
5.04.03	Options Granted	-	10,591	-	-	-	10,591
5.04.13	Non-Controlling Interests	-	-	-	-	-	-
5.05	Total Comprehensive Income	-	-	-	(281,434)	(26,869)	(308,303)
5.05.01	Net Income for the Period	-	-	-	(281,434)	-	(281,434)
5.05.02	Other Comprehensive Income	-	-	-	-	(26,869)	(26,869)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	77,619	77,619
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(31,354)	(31,354)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(63,588)	(63,588)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	19,271	19,271
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	4,361	4,361
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(33,178)	(33,178)
5.07	Balance at March 31, 2017	12,460,471	(670,259)	1,350,675	(281,434)	(1,317,187)	11,542,266

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
7.01	Revenues	6,730,770	7,421,939
7.01.01	Sales of Goods, Products and Services	6,631,580	7,414,947
7.01.02	Other Income	(21,084)	(183,374)
7.01.03	Revenue Related to Construction of Own Assets	126,369	184,425
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(6,095)	5,941
7.02	Raw Material Acquired from Third Parties	(4,543,748)	(4,999,143)
7.02.01	Costs of Products and Goods Sold	(3,987,342)	(4,332,080)
7.02.02	Materials, Energy, Third Parties Services and Other	(588,716)	(659,714)
7.02.03	Recovery (Loss) of Assets Values	32,310	(7,349)
7.03	Gross Added Value	2,187,022	2,422,796
7.04	Retentions	(337,418)	(325,591)
7.04.01	Depreciation, Amortization and Exhaustion	(337,418)	(325,591)
7.05	Net Added Value	1,849,604	2,097,205
7.06	Received from Third Parties	346,874	90,555
7.06.01	Equity Pick-Up	155,491	(287,236)
7.06.02	Financial Income	190,845	377,629
7.06.03	Other	538	162
7.07	Added Value to be Distributed	2,196,478	2,187,760
7.08	Distribution of Added Value	2,196,478	2,187,760
7.08.01	Payroll	841,658	924,754
7.08.01.01	Salaries	602,321	729,631
7.08.01.02	Benefits	189,850	146,971
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	49,487	48,152
7.08.02	Taxes, Fees and Contributions	719,881	790,905
7.08.02.01	Federal	262,672	324,427
7.08.02.02	State	448,819	458,472
7.08.02.03	Municipal	8,390	8,006
7.08.03	Capital Remuneration from Third Parties	759,261	753,535
7.08.03.01	Interests	711,051	707,795
7.08.03.02	Rents	48,210	45,740
7.08.04	Interest on Own Capital	(124,322)	(281,434)
7.08.04.03	Retained Earnings	(124,322)	(281,434)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Assets

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.18	Previous Year 12.31.17
1	Total Assets	44,997,619	45,228,481
1.01	Current Assets	18,992,897	19,185,523
1.01.01	Cash and Cash Equivalents	5,515,699	6,010,829
1.01.02	Marketable Securities	390,598	228,430
1.01.02.01	Financial Investments Evaluated at Fair Value	222,976	211,441
1.01.02.01.01	Held for Trading	208,426	195,994
1.01.02.01.02	Available for Sale	14,550	15,447
1.01.02.02	Marketable Securities Evaluated at Amortized Cost	167,622	16,989
1.01.02.02.01	Held to Maturity	167,622	16,989
1.01.03	Trade Accounts Receivable	3,866,332	4,032,149
1.01.03.01	Trade Accounts Receivable	3,756,716	3,919,022
1.01.03.02	Other Receivables	109,616	113,127
1.01.04	Inventories	4,949,268	4,948,168
1.01.05	Biological Assets	1,490,183	1,510,480
1.01.06	Recoverable Taxes	1,281,270	1,228,259
1.01.06.01	Current Recoverable Taxes	1,281,270	1,228,259
1.01.06.01.01	Income and social contribution tax (IR/CS)	572,463	499,341
1.01.06.01.03	Recoverable Taxes	738,730	752,021
1.01.06.01.04	Provision for losses	(29,923)	(23,103)
1.01.08	Other Current Assets	1,499,547	1,227,208
1.01.08.03	Other	1,499,547	1,227,208
1.01.08.03.01	Interest on Shareholders' Equity Receivable	-	6,187
1.01.08.03.02	Derivatives	137,095	90,536
1.01.08.03.04	Accounts Receivable from Disposal of Equity Interest	-	28,897
1.01.08.03.06	Restricted Cash	436,797	127,821
1.01.08.03.10	Other	925,655	973,767
1.02	Non-current Assets	26,004,722	26,042,958
1.02.01	Non-current Assets	6,652,326	6,586,544
1.02.01.01	Financial Investments Evaluated at Fair Value	238,445	328,816
1.02.01.01.02	Available for Sale	238,445	328,816
1.02.01.02	Marketable Securities Evaluated at Amortized Cost	136,538	239,989
1.02.01.02.01	Held to Maturity	136,538	239,989
1.02.01.03	Trade Accounts Receivable	118,950	122,654
1.02.01.03.01	Trade Accounts Receivable	6,430	6,260
1.02.01.03.02	Other Receivables	112,520	116,394
1.02.01.05	Biological Assets	976,735	903,654
1.02.01.06	Deferred Taxes	1,512,786	1,369,366
1.02.01.06.01	Deferred Income Tax and Social Contribution	1,512,786	1,369,366
1.02.01.09	Other Non-current Assets	3,668,872	3,622,065
1.02.01.09.03	Judicial Deposits	689,220	688,940
1.02.01.09.05	Income and social contribution tax (IR/CS)	28,520	29,039
1.02.01.09.06	Provision for losses from Income and social contribution tax (IR/CS)	(9,029)	(9,029)
1.02.01.09.07	Recoverable Taxes	2,593,242	2,555,555
1.02.01.09.08	Provision for losses	(134,917)	(137,400)
1.02.01.09.10	Restricted Cash	418,564	407,803
1.02.01.09.11	Other	83,272	87,157
1.02.02	Investments	75,520	68,195
1.02.02.01	Investments	75,520	68,195
1.02.02.01.01	Equity in Associates	67,369	60,227
1.02.02.01.04	Other	8,151	7,968
1.02.03	Property, Plant and Equipment, Net	12,057,494	12,190,583
1.02.03.01	Property, Plant and Equipment in Operation	11,381,154	11,508,581
1.02.03.02	Property, Plant and Equipment Leased	245,196	228,056
1.02.03.03	Property, Plant and Equipment in Progress	431,144	453,946
1.02.04	Intangible	7,219,382	7,197,636
1.02.04.01	Intangible	7,219,382	7,197,636
1.02.04.01.02	Software	230,748	210,228
1.02.04.01.03	Trademarks	1,626,447	1,649,910
1.02.04.01.04	Goodwill	4,217,264	4,192,228
1.02.04.01.05	Software Leased	43,984	12,505
1.02.04.01.08	Other	1,100,939	1,132,765

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Balance Sheet Liabilities

(in thousands of Brazilian Reais)

Account Code	Account Description	Current Quarter 03.31.18	Previous Year 12.31.17
2	Total Liabilities	44,997,619	45,228,481
2.01	Current Liabilities	17,553,261	14,907,874
2.01.01	Social and Labor Obligations	323,199	330,448
2.01.01.01	Social Obligations	168,601	159,106
2.01.01.02	Labor Obligations	154,598	171,342
2.01.02	Trade Accounts Payable	6,719,078	7,160,675
2.01.02.01	Domestic Suppliers	4,585,234	4,937,047
2.01.02.01.01	Domestic Suppliers	4,107,230	4,418,630
2.01.02.01.02	Supply Chain Finance	478,004	518,417
2.01.02.02	Foreign Suppliers	2,133,844	2,223,628
2.01.02.02.01	Foreign Suppliers	1,948,260	2,026,856
2.01.02.02.02	Supply Chain Finance	185,584	196,772
2.01.03	Tax Obligations	432,087	426,028
2.01.03.01	Federal Tax Obligations	172,430	160,844
2.01.03.01.01	Income Tax and Social Contribution Payable	123,475	93,278
2.01.03.01.02	Other Federal	48,955	67,566
2.01.03.02	State Tax Obligations	257,020	262,343
2.01.03.03	Municipal Tax Obligations	2,637	2,841
2.01.04	Short Term Debts	7,891,438	5,031,351
2.01.04.01	Short Term Debts	7,891,438	5,031,351
2.01.04.01.01	Local Currency	6,245,479	3,592,760
2.01.04.01.02	Foreign Currency	1,645,959	1,438,591
2.01.05	Other Obligations	1,148,205	999,952
2.01.05.01	Liabilities with Related Parties	-	5
2.01.05.02	Other	1,148,205	999,947
2.01.05.02.01	Dividends and Interest on Shareholders' Equity Payable	2,088	1,916
2.01.05.02.04	Derivatives	529,072	299,491
2.01.05.02.05	Management and Employees Profit Sharing	8,950	95,900
2.01.05.02.08	Other Obligations	608,095	602,640
2.01.06	Provisions	1,039,254	959,420
2.01.06.01	Tax, Social Security, Labor and Civil Risk Provisions	569,791	536,089
2.01.06.01.01	Tax Risk Provisions	50,506	51,416
2.01.06.01.02	Social Security and Labor Risk Provisions	319,096	264,552
2.01.06.01.04	Civil Risk Provisions	200,189	220,121
2.01.06.02	Other Provisons	469,463	423,331
2.01.06.02.04	Vacations and Christmas Bonuses Provisions	384,278	338,146
2.01.06.02.05	Employee Benefits Provisions	85,185	85,185
2.02	Non-current Liabilities	15,832,295	18,607,825
2.02.01	Long-term Debt	12,872,296	15,413,027
2.02.01.01	Long-term Debt	12,872,296	15,413,027
2.02.01.01.01	Local Currency	3,219,651	5,750,269
2.02.01.01.02	Foreign Currency	9,652,645	9,662,758
2.02.02	Other Obligations	1,451,225	1,492,776
2.02.02.02	Other	1,451,225	1,492,776
2.02.02.02.06	Other Obligations	1,451,225	1,492,776
2.02.03	Deferred Taxes	164,135	155,303
2.02.03.01	Deferred Income Tax and Social Contribution	164,135	155,303
2.02.04	Provisions	1,344,639	1,546,719
2.02.04.01	Tax, Social Security, Labor and Civil Risk Provisions	1,023,303	1,237,116
2.02.04.01.01	Provisions for Tax Contingencies	243,166	251,972
2.02.04.01.02	Social Security and Labor Risk Provisions	322,500	427,172
2.02.04.01.04	Provisions for Civil Contingencies	87,350	187,330
2.02.04.01.05	Contingent Liabilities	370,287	370,642
2.02.04.02	Other Provisons	321,336	309,603
2.02.04.02.04	Employee Benefits Plans	321,336	309,603
2.03	Shareholders' Equity	11,612,063	11,712,782
2.03.01	Paid-in Capital	12,460,471	12,460,471
2.03.01.01	Paid-in Capital	12,553,418	12,553,418
2.03.01.02	Cost of Shares Issuance	(92,947)	(92,947)
2.03.02	Capital Reserves	43,144	43,614
2.03.02.01	Goodwill on the Shares Issuance	166,192	166,192
2.03.02.04	Granted Options	261,359	261,829
2.03.02.05	Treasury Shares	(71,483)	(71,483)
2.03.02.07	Gain on Disposal of Shares	(73,094)	(73,094)
2.03.02.08	Goodwill on Acquisition of Non-Controlling Interests	(40,534)	(40,534)
2.03.02.09	Acquisition of Non-Controlling Interests	(199,296)	(199,296)
2.03.04	Profit Reserves	101,367	101,367
2.03.04.01	Legal Reserves	101,367	101,367
2.03.05	Accumulated Earnings / Loss	(140,018)	-
2.03.08	Other Comprehensive Income	(1,388,568)	(1,405,241)
2.03.08.01	Derivative Financial Instruments	(491,676)	(572,152)
2.03.08.02	Financial Instrument (Available for Sale)	(118,909)	(56,258)
2.03.08.03	Cumulative Translation Adjustments of Foreign Currency	(771,345)	(766,959)
2.03.08.04	Actuarial Losses	(6,638)	(9,872)
2.03.09	Non-controlling Interest	535,667	512,571

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Statement of Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
3.01	Net Sales	8,203,033	7,809,449
3.02	Cost of Goods Sold	(6,666,457)	(6,433,502)
3.03	Gross Profit	1,536,576	1,375,947
3.04	Operating (Expenses) Income	(1,240,993)	(1,307,746)
3.04.01	Selling	(1,134,146)	(1,086,898)
3.04.02	General and Administrative	(133,185)	(130,316)
3.04.04	Other Operating Income	99,506	64,469
3.04.05	Other Operating Expenses	(78,684)	(162,534)
3.04.06	Income from Associates and Joint Ventures	5,516	7,533
3.05	Income Before Financial and Tax Results	295,583	68,201
3.06	Financial Results	(516,824)	(412,545)
3.06.01	Financial Income	385,299	525,569
3.06.02	Financial Expenses	(902,123)	(938,114)
3.07	Income Before Taxes	(221,241)	(344,344)
3.08	Income and Social Contribution	107,435	58,610
3.08.01	Current	(30,120)	(88,290)
3.08.02	Deferred	137,555	146,900
3.09	Net Income from Continued Operations	(113,806)	(285,734)
3.11	Net Income	(113,806)	(285,734)
3.11.01	Attributable to: Controlling Shareholders	(124,322)	(281,434)
3.11.02	Attributable to: Non-controlling Interest	10,516	(4,300)
3.99	Earnings per share - (Brazilian Reais/Share)
3.99.01	Earnings per Share - Basic
3.99.01.01	ON	(0.14030)	(0.35761)
3.99.02	Earning per Share - Diluted
3.99.02.01	ON	(0.14030)	(0.35761)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Statement of Comprehensive Income

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
4.01	Net Income	(113,806)	(285,734)
4.02	Other Comprehensive Income	16,673	(26,869)
4.02.01	Gains (Losses) in Foreign Currency Translation Adjustments	(4,386)	(33,178)
4.02.02	Unrealized Gains (Losses) in Available for Sale Marketable Securities	(92,771)	(63,588)
4.02.03	Taxes on Unrealized Gains (Losses) on Investments on Available for Sale Marketable Securities	30,120	19,271
4.02.04	Unrealized Gains (Losses) on Cash Flow Hedge	119,985	77,619
4.02.05	Taxes on Unrealized Gains (Losses) on Cash Flow Hedge	(39,509)	(31,354)
4.02.06	Actuarial Gains (Losses) on Pension and Post-employment Plans	5,520	6,609
4.02.07	Taxes on Realized Gains (Losses) on Pension Post-employment Plans	(2,286)	(2,248)
4.03	Comprehensive Income	(97,133)	(312,603)
4.03.01	Attributable to: BRF Shareholders	(107,649)	(308,303)
4.03.02	Attributable to: Non-Controlling Interests	10,516	(4,300)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Statement of Cash Flow (Indirect method)

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
6.01	Net Cash Provided by Operating Activities	196,155	(1,043,467)
6.01.01	Cash from Operations	454,079	96,516
6.01.01.01	Net Income for the Period	(113,806)	(281,434)
6.01.01.02	Non-controlling Interest	-	(4,300)
6.01.01.03	Depreciation and Amortization	289,259	250,356
6.01.01.04	Depreciation and Depletion of Biological Assets	197,814	187,148
6.01.01.05	Results on Disposals of Property, Plant and Equipments	10,434	(4,327)
6.01.01.08	Deferred Income Tax	(137,555)	(146,900)
6.01.01.09	Provision for Tax, Civil and Labor Risks	12,182	101,171
6.01.01.10	Interest and Exchange Rate Variations	155,365	(19,164)
6.01.01.11	Equity Pick-Up	(5,516)	(7,533)
6.01.01.17	Others	45,902	21,499
6.01.02	Changes in Operating Assets and Liabilities	(257,924)	(1,139,983)
6.01.02.01	Trade Accounts Receivable	183,856	(52,057)
6.01.02.02	Inventories	32,570	(124,856)
6.01.02.03	Trade Accounts Payable	(507,527)	(338,138)
6.01.02.04	Supply Chain Finance	(51,629)	(325,842)
6.01.02.05	Payment of Tax, Civil and Labor Risks Provisions	(89,597)	(60,793)
6.01.02.06	Others Operating Assets and Liabilities	(126,324)	83,261
6.01.02.07	Investment in Held for Trading Securities	(42,289)	(73,034)
6.01.02.08	Redemption of Held for Trading Securities	33,057	76,508
6.01.02.11	Fair value for for Assets and Liabilities	408,717	(41,665)
6.01.02.12	Payment of Interest	(161,727)	(434,644)
6.01.02.13	Payment of Income Tax and Social Contribution	(198)	(32,868)
6.01.02.14	Interest on Shareholders' Equity Received	6,187	7,447
6.01.02.15	Biological Assets - Current	14,272	104,172
6.01.02.16	Interest Received	42,708	72,526
6.02	Net Cash Provided by Investing Activities	(787,766)	(393,485)
6.02.01	Marketable Securities	(35,476)	-
6.02.04	Redemptions of Available for Sale Securities	-	104,612
6.02.05	Redemptions of Restricted Cash (Investments)	(304,696)	-
6.02.06	Additions to Property, Plant and Equipment	(207,394)	(281,603)
6.02.07	Receivable from Disposals of Property, Plant and Equipment	19,775	33,127
6.02.09	Additions to Intangible	(5,636)	(39,625)
6.02.10	Additions to Biological Assets - Non-current	(254,044)	(183,321)
6.02.11	Investments in Associates and Joint Venturies	(295)	(305)
6.02.12	Business Combination, net of cash	-	(26,370)
6.03	Net Cash Provided by Financing Activities	77,175	1,396,112
6.03.01	Proceeds from Debt Issuance	733,639	2,425,000
6.03.02	Payment of Debt	(656,464)	(1,028,888)
6.04	Exchange Rate Variation on Cash and Cash Equivalents	19,306	(9,062)
6.05	Decrease (Increase) in Cash and Cash Equivalents	(495,130)	(49,902)
6.05.01	At the Beginning of the Period	6,010,829	6,356,919
6.05.02	At the End of the Period	5,515,699	6,307,017

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the period from 01/01/2018 to 03/31/2018

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2018	12,460,471	43,614	101,367	-	(1,405,241)	11,200,211	512,571	11,712,782
5.02	Previous Year Adjustment	-	-	-	(15,696)	-	(15,696)	-	(15,696)
5.03	Opening Balance Adjusted	12,460,471	43,614	101,367	(15,696)	(1,405,241)	11,184,515	512,571	11,697,086
5.04	Share-based Payments	-	(470)	-	-	-	(470)	12,580	12,110
5.04.03	Options Granted	-	(470)	-	-	-	(470)	-	(470)
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	12,580	12,580
5.05	Total Comprehensive Loss	-	-	-	(124,322)	16,673	(107,649)	10,516	(97,133)
5.05.01	Net Loss for the Period	-	-	-	(124,322)	-	(124,322)	10,516	(113,806)
5.05.02	Other Comprehensive Income	-	-	-	-	16,673	16,673	-	16,673
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	119,985	119,985	-	119,985
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(39,509)	(39,509)	-	(39,509)
5.05.02.06	Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	(92,771)	(92,771)	-	(92,771)
5.05.02.07	Tax on Unrealized Loss in Available for Sale Marketable Securities	-	-	-	-	30,120	30,120	-	30,120
5.05.02.08	Actuarial Gains on Pension and Post-employment Plans	-	-	-	-	3,234	3,234	-	3,234
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(4,386)	(4,386)	-	(4,386)
5.07	Balance at March 31, 2018	12,460,471	43,144	101,367	(140,018)	(1,388,568)	11,076,396	535,667	11,612,063

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Consolidated FS / Statement of Changes in Shareholders' Equity for the period from 01/01/2017 to 03/31/2017

(in thousands of Brazilian Reais)

Account Code	Account Description	Paid-in Capital	Capital Reserves, Granted Options and Treasury Shares	Profit Reserves	Retained Earnings	Other Comprehensive Income	Shareholders' Equity	Participation of Non-Controlling Shareholders	Total Shareholders' Equity
5.01	Balance at January 1, 2017	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.03	Opening Balance Adjusted	12,460,471	(680,850)	1,350,675	-	(1,290,318)	11,839,978	379,375	12,219,353
5.04	Share-based Payments	-	10,591	-	-	-	10,591	5,796	16,387
5.04.03	Options Granted	-	10,591	-	-	-	10,591	-	10,591
5.04.13	Non-Controlling Interests	-	-	-	-	-	-	5,796	5,796
5.05	Total Comprehensive Income	-	-	-	(281,434)	(26,869)	(308,303)	(4,300)	(312,603)
5.05.01	Net Income for the Period	-	-	-	(281,434)	-	(281,434)	(4,300)	(285,734)
5.05.02	Other Comprehensive Income	-	-	-	-	(26,869)	(26,869)	-	(26,869)
5.05.02.01	Financial Instruments Adjustments	-	-	-	-	77,619	77,619	-	77,619
5.05.02.02	Tax on Financial Instruments Adjustments	-	-	-	-	(31,354)	(31,354)	-	(31,354)
5.05.02.06	Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	(63,588)	(63,588)	-	(63,588)
5.05.02.07	Tax on Unrealized Gain in Available for Sale Marketable Securities	-	-	-	-	19,271	19,271	-	19,271
5.05.02.08	Actuarial gains on pension and post-employment plans	-	-	-	-	4,361	4,361	-	4,361
5.05.02.09	Cumulative Translation Adjustments of Foreign Currency	-	-	-	-	(33,178)	(33,178)	-	(33,178)
5.07	Balance at March 31, 2017	12,460,471	(670,259)	1,350,675	(281,434)	(1,317,187)	11,542,266	380,871	11,923,137

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

Individual FS / Statement of Value Added

(in thousands of Brazilian Reais)

Account Code	Account Description	Accumulated Current Year 01.01.18 to 03.31.18	Accumulated Previous Year 01.01.17 to 03.31.17
7.01	Revenues	9,136,405	8,715,844
7.01.01	Sales of Goods, Products and Services	9,014,128	8,677,958
7.01.02	Other Income	(12,613)	(193,829)
7.01.03	Revenue Related to Construction of Own Assets	158,611	225,886
7.01.04	(Provision) Reversal for Doubtful Accounts Reversal	(23,721)	5,829
7.02	Raw Material Acquired from Third Parties	(6,094,863)	(5,875,442)
7.02.01	Costs of Products and Goods Sold	(5,284,637)	(4,941,216)
7.02.02	Materials, Energy, Third Parties Services and Other	(857,575)	(921,589)
7.02.03	Recovery of Assets Values	47,349	(12,637)
7.03	Gross Added Value	3,041,542	2,840,402
7.04	Retentions	(487,073)	(437,504)
7.04.01	Depreciation, Amortization and Exhaustion	(487,073)	(437,504)
7.05	Net Added Value	2,554,469	2,402,898
7.06	Received from Third Parties	391,140	533,795
7.06.01	Equity Pick-Up	5,516	7,533
7.06.02	Financial Income	385,299	525,569
7.06.03	Other	325	693
7.07	Added Value to be Distributed	2,945,609	2,936,693
7.08	Distribution of Added Value	2,945,609	2,936,693
7.08.01	Payroll	1,247,910	1,254,649
7.08.01.01	Salaries	941,265	982,749
7.08.01.02	Benefits	247,543	214,921
7.08.01.03	Government Severance Indemnity Fund for Employees Guarantee Fund for Length of Service - FGTS	59,102	56,979
7.08.02	Taxes, Fees and Contributions	822,306	936,504
7.08.02.01	Federal	374,872	479,636
7.08.02.02	State	435,301	445,151
7.08.02.03	Municipal	12,133	11,717
7.08.03	Capital Remuneration from Third Parties	989,199	1,031,274
7.08.03.01	Interests	909,442	949,934
7.08.03.02	Rents	79,757	81,340
7.08.04	Interest on Own Capital	(113,806)	(285,734)
7.08.04.03	Retained Earnings	(124,322)	(281,434)
7.08.04.04	Non-Controlling Interest	10,516	(4,300)

See accompanying notes to the consolidated financial statements.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.            COMPANY’S OPERATIONS

BRF S.A. (“BRF”) and its consolidated subsidiaries (collectively the “Company”) is a multinational Brazilian Company, which owns a comprehensive and diverse portfolio of products and it is one of the world’s largest producers of foods. With a focus on raising, producing and slaughtering of poultry and pork for processing, production and sale of fresh meat, processed products, pasta, sauce, mayonnaise, frozen vegetables and soybean by-products, among which the following are highlighted:

•               Whole chickens and frozen cuts of chicken, turkey and pork;

•               Ham products, bologna, sausages, frankfurters and other smoked products;

•               Hamburgers, breaded meat products and meatballs;

•               Lasagnas, pizzas, cheese breads, pies and frozen vegetables;

•               Margarine, sauces and mayonnaise; and

•               Soy meal and refined soy flour, as well as animal feed.

BRF is a public company, listed on the New Market of B3 (“Brasil, Bolsa, Balcão”), under the ticker BRFS3, and listed on the New York Stock Exchange (“NYSE”), under the ticker BRFS. Its headquarters are located at 475 Jorge Tzachel street, in the City of Itajaí, State of Santa Catarina.

Our portfolio strategy is focused on creating new, convenient, practical and healthy products for our consumers based on their needs. We seek to achieve that goal through strong innovation to provide us with increasing value-added items that will differentiate us from our competitors and strengthen our brands.

The Company's business model is by means of a vertical and integrated production system, which are distributed through an extensive distribution network, reaching the 5 continents, to meet the supermarkets, retail stores, wholesalers, restaurants and other institutional customers. In addition, our facilities are strategically located near to their raw material suppliers or its main consumption centers.

The Company has as main brands Sadia, Perdigão, Qualy, Chester®, Perdix, Paty and Banvit that are highly recognized, especially in Brazil, Argentina, Turkey and the Middle East. On February, 2018 the Company launched in Brazil the Kidelli brand that presents a portfolio of products different from other brands and very diversified, based on poultry and pork, offer our quality products with competitive price.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.1.        Equity interest

						% equity interest
Entity		Main activity	Country	Participation	Accounting method	03.31.18	12.31.17

BRF Energia S.A.		Commercialization of eletric energy	Brazil	Direct	Consolidated	100.00%	100.00%
BRF GmbH		Holding	Austria	Direct	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	99.90%	99.90%
BRF France SARL		Marketing and logistics services	France	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	99.00%	99.00%
BRF Global Company South Africa Proprietary Ltd.		Import and commercialization of products	South Africa	Indirect	Consolidated	100.00%	100.00%
BRF Global Company Nigeria Ltd.		Marketing and logistics services	Nigeria	Indirect	Consolidated	1.00%	1.00%
BRF Global GmbH	(b)	Holding and trading	Austria	Indirect	Consolidated	100.00%	100.00%
BRF Foods LLC		Import and commercialization of products	Russia	Indirect	Consolidated	0.10%	0.10%
Qualy 5201 B.V.	(b)	Import, commercialization of products and holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Xamol Consultores Serviços Ltda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Japan KK		Marketing and logistics services	Japan	Indirect	Consolidated	100.00%	100.00%
BRF Korea LLC		Marketing and logistics services	Korea	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Management Consulting Co. Ltd.		Advisory and related services	China	Indirect	Consolidated	100.00%	100.00%
BRF Shanghai Trading Co. Ltd.		Commercialization and distribution of products	China	Indirect	Consolidated	100.00%	100.00%
BRF Singapore PTE Ltd.		Marketing and logistics services	Singapore	Indirect	Consolidated	100.00%	100.00%
BRF Germany GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
BRF GmbH Turkiye Irtibat		Import and commercialization of products	Turkey	Indirect	Consolidated	100.00%	100.00%
BRF Holland B.V.		Import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	2.66%	2.66%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	0.01%	0.01%
BRF B.V.		Industrialization, import and commercialization of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	10.00%	10.00%
BRF Hungary LLC		Import and commercialization of products	Hungary	Indirect	Consolidated	100.00%	100.00%
BRF Iberia Alimentos SL		Import and commercialization of products	Spain	Indirect	Consolidated	100.00%	100.00%
BRF Invicta Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	69.16%	69.16%
Invicta Food Products Ltd.		Import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Wrexham Ltd.		Industrialization, import and commercialization of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Food Group Ltd.	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foods Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Invicta Foodservice Ltd.		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Universal Meats (UK) Ltd.	(b)	Import, Industrialization, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
BRF Italia SPA		Import and commercialization of products	Italy	Indirect	Consolidated	67.00%	67.00%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	99.00%	99.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	50.48%	50.48%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	96.00%	96.00%
Eclipse Holding Cöoperatief U.A.		Holding	The Netherlands	Indirect	Consolidated	99.99%	99.99%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	5.00%	5.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	8.44%	8.44%
Eclipse Latam Holdings		Holding	Spain	Indirect	Consolidated	100.00%	100.00%
Buenos Aires Fortune S.A.		Holding	Argentina	Indirect	Consolidated	95.00%	95.00%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	6.53%	6.53%
Campo Austral S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	31.89%	31.89%
Itega S.A.		Holding	Argentina	Indirect	Consolidated	4.00%	4.00%
Golden Foods Poultry Limited		Holding	Thailand	Indirect	Consolidated	48.52%	48.52%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	51.84%	51.84%
Golden Poultry Siam Limited		Holding	Thailand	Indirect	Consolidated	48.16%	48.16%
BRF Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
BRF Feed Thailand Limited		Import, Industrialization, commercialization and distribution of products	Thailand	Indirect	Consolidated	100.00%	100.00%
Golden Foods Sales (Europe) Limited		Holding and trading	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Europe BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Quality Foods Netherlands BV		Import, commercialization and distribution of products	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Golden Foods Siam Europe Limited	(b)	Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Golden Quality Poultry (UK) Ltd		Import, commercialization and distribution of products	England	Indirect	Consolidated	100.00%	100.00%
Perdigão Europe Lda.		Import and export of products	Portugal	Indirect	Consolidated	100.00%	100.00%
Perdigão International Ltd.		Import and export of products	Cayman Island	Indirect	Consolidated	100.00%	100.00%
BFF International Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Highline International	(a)	Financial fundraising	Cayman Island	Indirect	Consolidated	100.00%	100.00%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Indirect	Consolidated	98.00%	98.00%
ProudFood Lda		Import and commercialization of products	Angola	Indirect	Consolidated	90.00%	90.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	40.00%	40.00%
Sadia Foods GmbH		Import and commercialization of products	Germany	Indirect	Consolidated	100.00%	100.00%
SATS BRF Food PTE Ltd.		Import, industrialization, commercialization and distribution of products	Singapore	Joint venture	Equity pick-up	49.00%	49.00%
BRF Global Namíbia		Import and commercialization of products	Namibia	Indirect	Consolidated	100.00%	100.00%
Wellax Food Logistics C.P.A.S.U. Lda.		Import and commercialization of products	Portugal	Indirect	Consolidated	100.00%	100.00%
BRF Luxembourg Sarl		Holding	Luxemburgo	Direct	Consolidated	100.00%	100.00%
BRF Austria GmbH		Holding	Austria	Indirect	Consolidated	100.00%	100.00%
One Foods Holdings Ltd		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Food Products Factory LLC		Industrialization and commercialization of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Badi Ltd.		Holding	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Al-Wafi Al-Takamol International for Foods Products		Import and commercialization of products	Saudi Arabia	Indirect	Consolidated	75.00%	75.00%
BRF Al Yasra Food K.S.C.C. ("BRF AFC")		Import, commercialization and distribution of products	Kuwait	Indirect	Consolidated	49.00%	49.00%
BRF Foods GmbH		Industrialization, import and commercialization of products	Austria	Indirect	Consolidated	100.00%	100.00%
Al Khan Foodstuff LLC ("AKF")		Import, commercialization and distribution of products	Oman	Indirect	Consolidated	70.00%	70.00%
FFM Further Processing Sdn. Bhd.		Industrialization, import and commercialization of products	Malaysia	Indirect	Consolidated	70.00%	70.00%
SHB Comércio e Indústria de Alimentos S.A.		Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
TBQ Foods GmbH		Commercialization of products	Austria	Indirect	Consolidated	60.00%	60.00%
Banvit Bandirma Vitaminli		Holding	Turkey	Indirect	Consolidated	91.71%	91.71%
Banvit Enerji ve Elektrik Üretim Ltd. Sti.		Commercialization of eletric energy	Turkey	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	0.01%	0.01%
Nutrinvestments BV		Holding	The Netherlands	Indirect	Consolidated	100.00%	100.00%
Banvit ME FZE		Marketing and logistics services	United Arab Emirates	Indirect	Consolidated	100.00%	100.00%
Banvit Foods SRL		Industrialization of grains and animal feed	Romania	Indirect	Consolidated	99.99%	99.99%
BRF Malaysia Sdn Bhd		Marketing and logistics services	Malaysia	Indireta	Consolidated	100.00%	100.00%
Federal Foods LLC		Import, commercialization and distribution of products	United Arab Emirates	Indirect	Consolidated	49.00%	49.00%
Federal Foods Qatar		Import, commercialization and distribution of products	Qatar	Indirect	Consolidated	49.00%	49.00%
SHB Comércio e Indústria de Alimentos S.A.		Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%
BRF Hong Kong LLC		Import, commercialization and distribution of products	Hong Kong	Indirect	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Direct	Consolidated	99.94%	99.94%
BRF Pet S.A.		Industrialization and commercialization and distribution of feed and nutrients for animals	Brazil	Direct	Consolidated	100.00%	100.00%
PP-BIO Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Direct	Consolidated	99.99%	99.99%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	99.99%	99.99%
PR-SAD Administração de bem próprio S.A.		Management of assets	Brazil	Affiliate	Equity pick-up	33.33%	33.33%
Quickfood S.A.		Industrialization and commercialization of products	Argentina	Direct	Consolidated	91.21%	91.21%
Sadia Alimentos S.A.		Holding	Argentina	Direct	Consolidated	43.10%	43.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	33.98%	33.98%
Sadia International Ltd.		Import and commercialization of products	Cayman Island	Direct	Consolidated	100.00%	100.00%
Sadia Chile S.A.		Import and commercialization of products	Chile	Indirect	Consolidated	60.00%	60.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Indirect	Consolidated	5.10%	5.10%
Avex S.A.		Industrialization and commercialization of products	Argentina	Indirect	Consolidated	66.02%	66.02%
Compañía Paraguaya Comercial S.A.		Import and commercialization of products	Paraguay	Indirect	Consolidated	1.00%	1.00%
Sadia Alimentos S.A.		Holding	Argentina	Indirect	Consolidated	56.90%	56.90%
Sadia Overseas Ltd.		Financial fundraising	Cayman Island	Direct	Consolidated	2.00%	2.00%
Sadia Uruguay S.A.		Import and commercialization of products	Uruguay	Direct	Consolidated	94.90%	94.90%
UP Alimentos Ltda.		Industrialization and commercialization of products	Brazil	Affiliate	Equity pick-up	50.00%	50.00%
Vip S.A. Empreendimentos e Participações Imobiliárias		Commercialization of owned real state	Brazil	Direct	Consolidated	100.00%	100.00%
Establecimiento Levino Zaccardi y Cia. S.A.	(a)	Industrialization and commercialization of dairy products	Argentina	Indirect	Consolidated	0.06%	0.06%
PSA Laboratório Veterinário Ltda.		Veterinary activities	Brazil	Indirect	Consolidated	0.01%	0.01%
Sino dos Alpes Alimentos Ltda.	(a)	Industrialization and commercialization of products	Brazil	Indirect	Consolidated	0.01%	0.01%

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(a)       Dormant subsidiaries.

(b)     The wholly-owned subsidiary BRF Global GmbH, operates as a trading in the European market and owns 101 direct subsidiaries in Madeira Island, Portugal, with an investment as of March 31, 2018 of R$3,415 (R$3,617 as of December 31, 2017) and a direct subsidiary in Den Bosch, The Netherlands, denominated Qualy 20 with an investment as of March 31, 2018 of R$6,735 (R$6,471 as of December 31, 2017). The wholly-owned subsidiary Qualy 5201 B.V. owns 212 subsidiaries in The Netherlands being the amount of this investment as of March 31, 2018 of R$24,090 (R$20,210 as of December 31, 2017). The indirect subsidiary Invicta Food Group Ltd. owns 120 direct subsidiaries in Ashford, England, with an investment of R$131,162 as of March 31, 2018 (R$126,570 as of December 31, 2017). The indirect subsidiary Universal Meats (UK) Ltd owns 99 direct subsidiaries in Ashford, England with an investment of R$41,950 as of March 31, 2018 (R$41,636 as of December 31, 2017). The indirect subsidiary Golden Foods Siam Europe Ltd (GFE) owns 32 subsidiaries in Ashford. England with an investment of R$375 as of March 31, 2018 (R$16 as of December 31, 2017). The purpose of these subsidiaries is to operate in the European market to increase the Company’s market share, which is regulated by a system of poultry and turkey meat import quotas.

1.2.        Carne Fraca Operation

BRF's Statutory Audit Committee has initiated an investigation with respect to the allegations involving BRF employees in the Carne Fraca Operation and it involved outside counsel. The investigation is substantially concluded.

The Company revisited food quality and safety processes and reinforced our internal control and compliance.

1.3.        Trapaça Operation

On March 5, 2018, the Company learned of a decision issued by a federal judge of the 1st Federal Court of Ponta Grossa/PR, authorizing the search and seizure of information and documents from us and certain current and former employees, and the temporary detention of eleven individuals, who have already been released.  Current or former employees of BRF were identified for questioning.  Based on the judge’s decision authorizing the temporary detention and the search and seizure, the main allegations at this stage involve alleged misconduct relating to quality violations, improper use of feed components, and falsification of tests at certain BRF manufacturing plants and accredited labs.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company is cooperating with authorities and initiated an internal investigation with respect to the allegations. BRF’s Statutory Audit Committee has initiated an investigation with respect to the alleged misconduct involving BRF employees in the Trapaça Operation and it involved outside counsel. The investigation is still at its early stages and at this point the results obtained have not indicated necessary adjustments in BRF’s financial statements.

As a result of the Trapaça Operation, on March 5, 2018, BRF received notice from Ministry of Agriculture, Livestock and Food Supply (“MAPA”) that it immediately suspended exports from its Rio Verde/GO, Carambeí/PR and Mineiros/GO plants to 12 (twelve) countries that require specific sanitary requirements for the control of the bacteria group Salmonella spp and Salmonella pullorum. On March 15, 2018, MAPA suspended exports from 9 (nine) other BRF plants to the European Union, but revoked the temporary suspension on April 18, 2018. Although to date, the Company have not received any formal notice from Brazilian or European authorities, media reports indicate that the European Union is considering suspending imports of poultry from certain production facilities in Brazil, including supposedly due to sanitary concerns. If the European Union, were to implement any such ban of imports from BRF’s production facilities, the Company may not be able to sell its products from such embargoed production plants in the European Union, and depending on the extension of such suspension, it’s results of operations may be adversely affected if BRF are not capable of directing any exceeding production capacity resulting from suspension to other markets at similar prices.

The outcome of this operation may result in penalties, fines and sanctions from governmental authorities or other forms of liabilities. Also, as a result of this operation, the Company may present losses related to contingencies, adjustments to net realizable value of inventories and recoverability of certain assets, all of which are not possible to be estimated at this moment and therefore, no provision has been recorded, except for expenses incurred and disclosed in note 31.

1.4.         U.S. Class Action

On March 12, 2018, a purported shareholder class action lawsuit was filed in U.S. Federal District Court in the Southern District of New York alleging, among other things, that BRF and certain of its officers and/or directors engaged in securities fraud or other unlawful business practices related to the regulatory issues or other illegal commercial acts related to Trapaça and Carne Fraca Operation. Because this lawsuit is in its early stage, the possible loss or range of losses, if any, arising from this litigation cannot be estimated. While BRF believes that the claims are without merit and will continue to defend against the litigation vigorously, in the event that this litigation is decided against the Company, or BRF enter into an agreement to settle, there can be no assurance that an unfavorable outcome would not have a material impact.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

1.5.         Extraordinary General Shareholders’ Meeting for change of Board of Directors

On March 5, 2018, the Company was called for an Extraordinary General Shareholders’ Meeting to be held jointly with the Ordinary General Shareholders’ Meeting on April 26, 2018 to deliberate on the requests: (i) removal of all current members of the Board of Directors; (ii) approval of the number of 10 members to compose the Board of Directors; (iii) election of new members to fill the positions on the Board of Directors; and (iv) election of the Chairman and Vice-Chairman of the Board of Directors.

1.6.        Seasonality

In Brazil and Southern Cone operating segments, in months of November and December of each year, the Company is impacted by seasonality due to Christmas and New Year’s Celebrations, being the best-selling products in this period: turkey, Chester®, ham and pork loins.

In One Foods operating segment, seasonality is due to Ramadan, which is the holy month of the Muslim Calendar. The start of Ramadan depends on the beginning of the moon cycle and therefore can vary each year.

2.            MANAGEMENT’S STATEMENT AND BASIS OF PREPARATION AND PRESENTATION OF FINANCIAL STATEMENTS

The Company’s consolidated financial statements are prepared in accordance with the International Financial Reporting Standards (“IFRS”) issued by the International Accounting Standards Board (“IASB”) and interpretations issued by the International Financial Reporting Interpretations Committee (“IFRIC”), introduced in Brazil through Brazilian Accounting Pronouncements Committee (“CPC”) and its technical interpretations (“ICPC”) and guidelines (“OCPC”), approved by the Brazilian Securities Exchange Commission (“CVM”) and applicable to the preparation of quarterly financial information.

The Company’s individual and consolidated financial statements are expressed in thousands of Brazilian Reais (“R$”), as well as the amounts of other currencies disclosed in the financial statements, when applicable, were also expressed in thousands, unless otherwise stated.

The preparation of the Company’s financial statements requires Management to make judgments, use estimates and adopt assumptions that affect the reported amounts of revenues, expenses, assets and liabilities, as well as the disclosures of contingent liabilities, as of the reporting date. However, the uncertainty inherent to these judgments, assumptions and estimates could result in material adjustments to the carrying amount of the affected assets and liabilities in future periods.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company reviews its judgments, estimates and assumptions on a quarterly basis as disclosed of financial statements for the year ended December 31, 2017 (note 3.28).

The individual and consolidated financial statements were prepared on the historical cost basis except for the following items which are measured at fair value:

                 i.       derivative and non-derivative financial instruments measured at fair value;

               ii.       share-based payments and employee benefits at fair value, and

              iii.       biological assets at fair value.

The Company’s Management notes that the consolidated financial statements were prepared considering the continuing capacity of the Company’s operating activities, demonstrated through several acquisitions and maintenance of its operations in the operating segments in which it operates.

In addition, all the relevant information was disclosed in the explanatory notes, in order to clarify and complement the accounting basis used in the preparation of the financial statements and used by the Management.

3.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The quarterly financial information have been prepared according to CVM Deliberation Nº 673/11, that approved CPC 21 (R1), which is consistent with IAS 34, which establishes the minimum content of interim financial statement and the principles for measurement and recognition of a full or condensed set of financial statements for an interim period.

The interim financial statements, in this case denominated as quarterly financial information, aim to provide updated information based on the last annual financial statements disclosed. Therefore, the quarterly financial information focus on new activities, events and circumstances and do not duplicate the information previously disclosed, except in the case where Management judged that the maintenance of the information was relevant.

The current quarterly financial information was consistently prepared based on the accounting policies and estimates calculation methodology adopted in the preparation of the annual financial statements for the year ended December 31, 2017 (note 3).

There were no changes on such policies and estimates calculation methodology, except for those related to the adoption of CVM Deliberation 762/16, which regulates revenue from contracts with customers and nº 763/16, which regulates instruments financial, corresponding to IFRS 15 and 09, respectively, set forth below. As allowed by CVM Deliberation Nº 673/11, Management decided not to disclose again the details of the accounting policies adopted by the Company. Hence, the quarterly financial information should be read in conjunction with the annual financial statements for the year ended December 31, 2017, in order to allow the users of this financial information to further understand the Company’s capacity of profit and future cash flows generation as well as its financial conditions and liquidity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.1.        IFRS 15 – Revenue from contracts with customers

The Company assessed the content of IFRS 15 and based on its operations considers that revenues are recognized when it products are delivered to the customer and therefore, determining when the customer accepts the products and the risks and benefits related to the property are transferred. The revenue recognition occurs when (i) revenue and cost can be reliably measured (ii) receipt of consideration is probable and (iii) there is no continued involvement of the Company with the products. The standard established that revenue must be recognized when the customer obtains the control of products.

In this assessment, recognition and measurement of revenue, rebates, discounts and returns, as well as policies, processes and individual relevant agreements, have not been substantially changed by the new standard. Then, the accounting policy applied by the Company did not change significantly.

3.2.        IFRS 9 – Financial Instruments

The Company adopted IFRS 9 Financial Instruments in replacement of IAS 39 Financial Instruments: Recognition and measurement from January 01, 2018, as per CVM Deliberation Nº 763/16. The changes in accounting policies and its impacts to the financial statements are described below:

Classification of Financial Assets

IFRS 9 contains a new classification and measurement approach for financial assets which contains three principal classification categories: measured at amortized cost, fair value through other comprehensive income (FVOCI) and fair value through profit and loss (FVTPL). The standard eliminates the IAS 39 categories of held to maturity, held for trading, loans and receivables and available for sale.

This change did not cause any retrospective impact in the measurement of the Company’s financial assets. Prospectively, for equity instruments measured at FVOCI, when settled or transferred, the gains and losses accumulated in other comprehensive income no longer affect income statement, being immediately reclassified to accumulated profits or losses, in equity.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The classification of financial assets is based on individual characteristics of the instrument and the management model of the asset or portfolio in which it is contained. For already existent financial instruments on January 01, 2018, the Company has adequate the categories on the following manner:

(i)        Financial assets held to maturity and loans and receivables were transferred to the amortized cost category;

(ii)       Financial assets held for trading were transferred to the FVTPL classification;

(iii)      Financial assets available for sale were transferred to the FVOCI classification;

The charts related to financial instruments in Notes 4 and 7 now follow the categories described above.

Hedge accounting

The Company has chosen to apply the new hedge accounting requirements of IFRS 9. The standard requires that hedge accounting relationships are aligned with the Company’s risk management objectives and strategy, the application of a more qualitative and forward-looking approach to assessing hedge effectiveness and prohibits voluntary discontinuation of hedge hedge accounting.

For financial instruments designated into cash flow hedge relations, the Company has begun to account for the time value of purchased options, the forward element of forward contracts and foreign currency basis spreads as cost of hedging, into other comprehensive income. When the instrument is terminated, the costs of hedge are reclassified to the income statement together with the intrinsic values of the instrument.

The categories and designation models for hedge accounting remain unchanged,

Impairment of Financial Assets

IFRS 9 replaces the ‘incurred loss’ model in IAS 39 with a forward-looking ‘expected credit loss’ model. This model is applicable to financial assets measured at amortized cost or at FVOCI, except for equity instruments and contractual assets.

For financial investments and cash and equivalents, the Company did not have any relevant impact on credit losses, due to the elevated ratings of its counterparties.

For trade receivables and notes receivables, the Company has elected the practical expedient of the aging-based provision matrix in paragraph B5.5.35 of IFRS 9, with the appropriate groupings of the receivables.

The Company prepared a study of historical losses of its customers portfolios for every acting region, taking into consideration the dynamics of the markets and the instruments hired to reduce credit exposures, such as: letters of credit, insurances and guarantees. In addition to the analysis of the consolidated portfolios, specific clients with different credit risks were treated separately.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Based on the studies, expected losses indexes were calculated for each portfolio and aging class. The indexes were applied to the accounts receivable balances and generated the amounts of expected credit losses. The Company monitors the indexes, customers and portfolios constantly, recognizing the respective changes into the commercial expense account.

The adoption of the new policy has impacted the Company’s equity as per below:

Retained Earnings	Impact of IFRS 9 adoption
Increase in expected credit losses with trade accounts receivable	12,613
Increase in expected credit losses with notes receivable	6,499
Deferred taxes	(5,963)
Non-controlling interest	2,547
Impact on 01.01.18	15,696

Transition

Changes in accounting policies resulting from the adoption of IFRS 9 were applied retrospectively, except as described below:

•        The Company took advantage of the exemption allowing it not to restate comparative information for prior periods with respect to classification and measurement (including impairment) changes. Differences in carrying amounts of financial assets and financial liabilities resulting from the adoption of IFRS 9 were recognized in retained earnings at January 01, 2018.

•        The new hedge accounting requirements were applied prospectively.

3.3.        Comparability of the statement of income

In 2018, for a better presentation of expenses by function, the Company reclassified expenses with employee benefits plan, share-based payment, labor contingencies (public civil actions) and disabled operations. For the purposes of comparability with the previous year, the Company reclassified the amount of R$78,849 for the period ending 03.31.17 from other operating income (expenses), net, to (i) cost of sales in the amount of R$73,562 (ii) selling expenses in the amount of R$4,222 and (iii) administrative expenses in the amount of R$1,165.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

3.4.        Exchange rates

The exchange rates in Brazilian Reais that are effective at the balance sheet dates are as follows:

Exchange rate at the balance sheet date	03.31.18	12.31.17
Bath (THB)	0.1064	0.1015
Kwait Dinar (KWD)	11.1090	10.9791
Dirham (AED)	0.9050	0.9006
Singapore Dollar (SGD)	2.5355	2.4753
U.S. Dollar (US$ or USD)	3.3238	3.3080
Euro (€ or EUR)	4.0850	3.9693
Forint Hungary (HUF)	0.0131	0.0128
Yen (JPY)	0.0313	0.0294
Pound Sterling (£ or GBP)	4.6603	4.4714
Turkish Lira (TRY)	0.8396	0.8752
Argentine Peso ($ or ARS)	0.1653	0.1755
Chilean Peso (CLP)	0.0055	0.0054
Uruguayan Peso (UYU)	0.1172	0.1149
Rande Africa (ZAR)	0.2806	0.2690
Renminbi Yuan China (CNY)	0.5286	0.5087
Saudi Riyal (SAR)	0.8864	0.8821
Qatar Riyal (QAR)	0.9131	0.9088
Omani Riyal (OMR)	8.6332	8.6011
Ringgit Malaysia (MYR)	0.8598	0.8180
Ruble Russia (RUB)	0.0578	0.0574
Won South Korea (KRW)	0.0031	0.0031

Average rates	03.31.18	03.31.17
Bath (THB)	0.1029	0.0895
Kwait Dinar (KWD)	10.8182	10.3046
Dirham (AED)	0.8833	0.8558
Singapore Dollar (SGD)	2.4604	2.2187
U.S. Dollar (US$ or USD)	3.2438	3.1429
Euro (€ or EUR)	3.9885	3.3484
Forint Hungary (HUF)	0.0128	0.0108
Yen (JPY)	0.0300	0.0277
Pound Sterling (£ or GBP)	4.5172	3.8945
Turkish Lira (TRY)	0.8507	0.8506
Argentine Peso ($ or ARS)	0.1648	0.2006
Chilean Peso (CLP)	0.0054	0.0048
Uruguayan Peso (UYU)	0.1140	0.1107
Rande Africa (ZAR)	0.2715	0.2378
Renminbi Yuan China (CNY)	0.5106	0.4565
Saudi Riyal (SAR)	0.8650	0.8382
Qatar Riyal (QAR)	0.8911	0.8633
Omani Riyal (OMR)	8.4276	8.1692
Ringgit Malaysia (MYR)	0.8275	0.7072
Ruble Russia (RUB)	0.0571	0.0535
Won South Korea (KRW)	0.0030	0.0027

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.            FINANCIAL INSTRUMENTS AND RISK MANAGEMENT

4.1.        Overview

In the ordinary course of business, the Company is exposed to credit, liquidity and market risks, which are actively managed in compliance with the Financial Risk Management Policy and Strategic Documents (“Risk Policy”) and internal guidelines subject to such policy.

The Risk Policy is under the management of the Board of Directors, Risk Management Committee and Financial Risk Management department, with clear and defined roles and responsibilities, as follows:

•        The Board of Directors is responsible for approving the Risk Policy further defining the tolerance limits for the different risks identified as acceptable to the Company on behalf of its shareholders. The current risk policy was reviewed and approved and is valid until on November 26, 2019;

•        The Financial Risk Management Committee formally and subordinated to the Executive Board, is in charge of the execution of the Risk Policy, which comprises the supervision of the risk management process, planning and verification of the impacts of the decisions implemented, as well as the evaluation and approval of hedging strategies and monitoring the risk exposure levels to ensure compliance with Risk Policy; and

•        The Risk Management Department has the key role in monitoring, evaluating and reporting the financial risks taken by the Company.

The Risk Policy determines that derivatives can only be used for hedge purposes, and prohibits entering into any leveraged derivative transaction. Additionally, any individual hedge operation (notional amount) must not exceed 2.5% of the Company’s shareholders’ equity.

4.2.        Credit risk management

The Company is exposed to credit risk related to the financial assets held by: trade and non-trade accounts receivable, marketable securities, derivative instruments and cash and equivalents.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

  i.            Accounts receivable credit risk

Credit risk associated with trade accounts receivable is actively managed through specific systems and is supported by internal policies for credit analysis. The significant level of diversification and geographical dispersion of the customer portfolio significantly reduces the risk, however, the Company choses to complement the risk management tactic by hiring insurance policies for specific markets. The impairment of these financial assets is carried out based on IFRS 9 (note 3.2).

ii.            Counterparty credit risk

Credit risk associated with marketable securities, cash and cash equivalents and derivative instruments is limited to counterparties with Investment Grade ratings. The risk concentration is constantly assessed according to credit ratings and the Company’s portfolio.

On March 31, 2018, the Company had financial investments over R$100,000 at the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, BNP Paribas, Banco Santander, Caixa Econômica Federal, Deutsche Bank, HSBC, J.P. Morgan Chase Bank, Standard Chartered and Unicredit Bank.

The Company also held derivative contracts with the following financial institutions: Banco Bradesco, Banco do Brasil, Banco Itaú, Banco Santander, Banco Votorantim, Citibank, Deutsche Bank, Merrill Lynch, Morgan Stanley and Rabobank.

4.3.        Capital management and liquidity risk

The Company is exposed to liquidity risk as far as it needs cash or other financial assets to settle its obligations in the respective terms. The Company’s cash and liquidity strategy takes into consideration historical results volatility scenarios as well as simulations of sectorial and systemic crisis, grounded by allowing resilience in scenarios of capital restriction.

BRF’s ideal capital structure definition is essentially associated with (i) cash strength as tolerance factor to liquidity shocks, (ii) financial leverage and (iii) maximization of the opportunity cost of capital.

The financial leverage seeks balance between various sources of financing and the conditions of allocations, with the purpose of maximizing the opportunity cost of the Company in its business expansion initiatives, without compromising the capacity to honor its commitments and obligations. Additionally, the maintenance of the investment grade disciplines the weighting between third-party and own capital.

As guideline, the gross debt must be concentrated in the long term. On March 31, 2018, the long term consolidated gross debt represented 62.0% (75.4% as of December 31, 2017) of the total indebtedness with an average term higher than 4 years.

The Company monitors the net debt and indebtedness as set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.18			12.31.17
	Current	Non-current	Total	Total
Foreign currency debt	(1,645,959)	(9,652,645)	(11,298,604)	(11,101,349)
Local currency debt	(6,245,479)	(3,219,651)	(9,465,130)	(9,343,029)
Other financial liabilities	(529,072)	-	(529,072)	(299,491)
Gross debt	(8,420,510)	(12,872,296)	(21,292,806)	(20,743,869)

Marketable securities and cash and cash equivalents	5,906,297	374,983	6,281,280	6,808,064
Other financial assets	137,095	-	137,095	90,536
Restricted cash	436,797	418,564	855,361	535,624
Net debt	(1,940,321)	(12,078,749)	(14,019,070)	(13,309,645)

The table below summarizes the significant commitments and contractual obligations that may impact the Company’s liquidity:

	Parent company
	03.31.18
	Book value	Cash flow contracted	2018	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	9,119,362	10,047,886	2,988,679	5,314,121	501,897	89,153	218,206	935,830
BRF bonds	4,609,760	5,364,346	664,360	144,985	144,985	144,985	2,570,308	1,694,723
Trade accounts payable	4,312,186	4,312,186	4,312,186	-	-	-	-	-
Supply chain finance	600,695	600,695	600,695	-	-	-	-	-
Financial lease	272,656	384,419	94,099	73,338	51,081	28,708	23,612	113,581
Operational lease	-	542,467	292,051	75,864	36,716	29,266	25,457	83,113

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	150,552	154,045	154,045	-	-	-	-	-
Currency derivatives (NDF)	5,349	6,352	6,352	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	731	731	731	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	218	218	218	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	1,250	1,250	1,250	-	-	-	-	-
Currency derivatives (options)	23,255	23,255	23,255	-	-	-	-	-
Commodities derivatives (Future)	307	307	307	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	50,763	49,910	49,910	-	-	-	-	-
Swap (index / currency / stocks)	263,934	257,545	171,697	85,848	-	-	-	-

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.18
	Book value	Cash flow contracted	2018	2019	2020	2021	2022	2023 onwards
Non derivative financial liabilities
Loans and financing	11,574,415	12,689,283	4,019,375	5,411,330	1,365,979	115,440	841,329	935,830
BRF bonds	4,609,760	5,364,346	664,360	144,985	144,985	144,985	2,570,308	1,694,723
BFF bonds	288,434	327,675	10,374	20,748	296,553	-	-	-
BRF GMBH bonds	1,618,879	2,276,389	36,146	72,293	72,293	72,293	72,293	1,951,071
Quickfood bonds	158,678	153,182	18,732	53,457	40,184	31,011	9,798	-
SHB bonds	2,513,568	3,262,516	118,410	118,410	118,410	118,410	118,410	2,670,466
Trade accounts payable	6,055,490	6,055,490	6,055,490	-	-	-	-	-
Supply chain finance	663,588	663,588	663,588	-	-	-	-	-
Financial lease	283,995	400,569	99,030	78,585	53,774	29,445	26,154	113,581
Operational lease	-	621,537	333,825	86,898	45,553	35,042	31,141	89,078

Derivative financial liabilities
Financial instruments designated as cash flow hedge
Swap (Interest rate and exchange rate)	153,823	169,708	168,893	815	-	-	-	-
Currency derivatives (NDF)	5,598	6,648	6,648	-	-	-	-	-
Commodities derivatives - Soybean meal (NDF)	218	218	218	-	-	-	-	-
Commodities derivatives - Soybean oil (NDF)	1,250	1,250	1,250	-	-	-	-	-
Commodities derivatives - Soybean (NDF)	731	731	731	-	-	-	-	-
Currency derivatives (options)	23,976	24,562	24,562	-	-	-	-	-
Commodities derivatives (Future)	307	307	307	-	-	-	-	-
Financial instruments not designated as cash flow hedge
Currency derivatives (NDF)	78,649	96,515	96,515	-	-	-	-	-
Swap (index / currency / stocks)	263,934	258,916	173,068	85,848	-	-	-	-
Commodities derivatives (Future)	586	586	586	-	-	-	-	-

4.4.        Market risk management

a.            Interest rate risk

Interest rate risk is the one that may cause economic losses to the Company resulting from volatility of the rates, affecting its assets and liabilities.

The Company’s Risk Policy does not restrict exposure to different interest rates, neither establishes limits for fixed or floating rates. However, the Company continually monitors the market interest rates, in order to evaluate any need to enter into hedging transaction to protect from the exposure to fluctuation of such rates and manage the mismatch between its financial investments and debts.

The Company’s indebtedness is essentially linked to the London Interbank Offered Rate ("LIBOR"), fixed coupon (“R$ and USD”), Interbank Deposit Certificate (“CDI”) and Broad Consumer Price Index (“IPCA”). In situations of adverse market changes that result in an increase in LIBOR, CDI and IPCA, the cost of floating-rate debt rises and on the other hand, the cost of fixed-rate debt decreases in relative terms.

Regarding the marketable securities, the Company holds mainly instruments indexed by the Interbank Deposit Certificate ("CDI") for investments in Brazil and fixed coupon (“USD”) for investments in the foreign market.

The derivative instruments held to reduce the interest rate risk exposure as of March 31, 2018 are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

03.31.18
Cash flow hedges - Derivative instruments	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company
Interest rate swap	06.18.18	Debt	LIBOR 3M + 2.60% p.a.	5.47% p.a.	100,000	US$	(1,027)

Subsidiaries
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.90% p.a.	100,000	US$	(1,651)
Interest rate swap	02.01.19	Debt	LIBOR 6M + 2.70% p.a.	5.88% p.a.	100,000	US$	(1,620)

Total Consolidated							(4,298)

03.31.18
Derivative instruments not designated	Maturity	Hedged Object	Asset	Liability	Notional		Fair value (R$)
Parent company and Consolidated
Interest rate swap	05.22.18	Debt	R$ (Fixed 7.75% p.a.)	68.84% CDI	50,000	BRL	746
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	95.00% CDI	250,000	BRL	13,713
Interest rate swap	04.02.19	Debt	R$ (Fixed 9.61% p.a.)	93.54% CDI	248,960	BRL	14,112

							28,571

b.           Foreing exchange risk

Foreign exchange risk is the one that may cause unexpected losses to the Company resulting from volatility of the FX rates, reducing its assets or revenues or increasing its liabilities and costs. The Company’s exposure is managed in two dimensions: balance sheet exposure and operating income exposure.

i.              Balance sheet exposure

The Risk Policy regarding balance sheet exposure has the objective to balance assets and liabilities denominated in foreign currencies, hedging the Company’s balance sheet by using natural hedges, over-the-counter derivatives and exchange traded futures.

The Company’s consolidated financial statements are mainly impacted by variations in the following currencies: Baht, Kwait Dinar, Dirham, U.S. Dollar, Euro, Yen, Pound Sterling, Turkish Lira, Argentine Peso, Riyal Saudi Arabia, Riyal Qatar, and Russian Ruble.

Assets and liabilities denominated in foreign currency which exchange variations are recognized in the income statement are as follows, summarized in Brazilian Reais:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	03.31.18	12.31.17

Cash and cash equivalents	64,367	278,147
Trade accounts receivable	454,263	862,197
Trade accounts payable	1,463,560	31,446
Loans and financing	(6,328,427)	(6,136,406)
Hedge	2,077,851	3,049,698
Investments, net	2,221,959	1,985,689
Other assets and liabilities, net	30,831	(15,378)

Exposure in result	(15,596)	55,393

The Company’s foreign subsidiaries have amounts denominated in Brazilian Reais registered as trade accounts payable, which reduces the exposure to liabilities in foreign currencies registered in Brazil. On March 31, 2018, as well as on December 31, 2017 this effect overcame the amount of trade accounts payable in foreign currencies registered in Brazil, inverting the trade accounts payable exposure.

The investments, net line item is comprised of natural hedges derived from assets and liabilities of foreign subsidiaries with Brazilian Reais as functional currency.

The net P&L exposure is mainly composed of the following currencies:

		03.31.18		12.31.17
Net P&L Exposure	in thousands	Equivalent in thousands of R$	in thousands	Equivalent in thousands of R$

Argentine Pesos	1,131,108	186,972	1,066,311	187,138
Euros	(16,554)	(67,623)	(41,024)	(162,835)
Pound Sterling	(16,183)	(75,419)	2,931	13,106
Yen	1,425,805	44,571	1,309,736	38,506
Rubles	1,344,993	77,794	1,334,278	76,601
Turkish Liras	(414,542)	(348,049)	(391,238)	(342,411)
U.S. Dollars	49,991	166,158	74,150	245,289
Total		(15,596)		55,393

The Company has a foreign exchange exposure that impacts shareholders’ equity equivalent to R$5,376,235 on March 31, 2018 (R$5,519,344 on December 31, 2017). This exposure does not contemplate the effects of the financial instruments designated as hedging instruments in the item 4.2.1, whose changes in fair value present a temporary effect on shareholders’ equity.

The derivative financial instruments hired to hedge foreign currency balance sheet exposure on March 31, 2018 are not designated as hedge accounting and are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

03.31.18
Derivative instruments not designated	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD	BRL	2nd Qtr. 2018	1,020,000	US$	3.3666	(46,815)
Non-deliverable forward	EUR	BRL	2nd Qtr. 2018	80,000	EUR	4.1638	(3,948)
Futures - B3	USD	USD	-	257,000	US$	-	11,047
Currency swap	US$ + 2.67% p.a.	110.91% CDI	04.2019	50,000	US$	-	(1,372)
							-
							(41,088)

Subsidiaries
Non-deliverable forward	BRL	USD	2nd Qtr. 2018	300,000	US$	3.3649	13,287
Non-deliverable forward	EUR	USD	2nd Qtr. 2018	550,000	EUR	1.2541	(27,402)
Non-deliverable forward	GBP	BRL	2nd Qtr. 2018	10,000	GBP	4.7350	(484)
Collar	TRY	USD	2nd Qtr. 2018	50,000	US$	4.0651	(475)

Total Consolidated							(56,162)

ii.            Operating income exposure

The Risk Policy regarding operating income exposure has the objective to hedge revenues and costs denominated in foreign currencies. The Company is supported by internal models to measure and monitor these risks, and uses financial instruments for hedging, designating the relations as cash flow hedges.

The derivative and non-derivative financial instruments designated as cash flow hedges for FX operating exposure on March 31, 2018 are set forth below:

03.31.18
Cash flow hedges - Derivative instruments	Hedged object	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$)
Parent company
Non-deliverable forward	USD Exports	BRL	USD	2nd Qtr. 2018	207,183	US$	3.3051	(1,358)
Non-deliverable forward	USD Exports	BRL	USD	3rd Qtr. 2018	2,279	US$	3.2778	(134)
Non-deliverable forward	EUR Exports	BRL	EUR	2nd Qtr. 2018	35,000	EUR	4.0979	462
Non-deliverable forward	GBP Exports	BRL	GBP	2nd Qtr. 2018	40,000	GBP	4.6292	(959)
Collar	USD Exports	BRL	USD	2nd Qtr. 2018	120,000	US$	3.3297	(227)
Collar	USD Exports	BRL	USD	3rd Qtr. 2018	220,000	US$	3.3649	2,642
Collar	USD Exports	BRL	USD	4th Qtr. 2018	60,000	US$	3.3723	217
Currency swap	USD Exports	R$ + 7.75%	US$ + 1.60%	05.2018	250,000	US$	-	(149,525)

								(148,882)
Subsidiaries
Non-deliverable forward	USD Exports	BRL	USD	2nd Qtr. 2018	15,000	US$	3.3043	(189)
Collar	USD Exports	BRL	USD	2nd Qtr. 2018	40,000	US$	3.3814	1,364

Total Consolidated								(147,707)

03.31.18
Cash flow hedges - Non-derivative instruments	Coverage	Asset	Liability	Maturity	Notional		Average Rate	Fair value (R$) (1)
Parent company and consolidated
Export prepayment - PPE	USD Exports	-	USD	04.2018 a 02.2019	183,333	US$	1.8758	609,363
Bond BRF SA BRFSBZ5	USD Exports	-	USD	06.2022	118,662	US$	2.0213	495,969
Bond BRF SA BRFSBZ3	USD Exports	-	USD	05.2023	150,000	US$	2.0387	498,570

								1,603,902

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

(1)        Notional amount converted by the Ptax rate at the end of the period or partial revocation dates. This amount represents the total that may impact the Company's shareholders' equity.

c.            Commodities price risk

In the ordinary course of business, the Company purchases commodities, mainly corn, soybean, soybean meal and soybean oil, individual components of the production costs.

Corn and soy prices are subject to volatility resulting from weather conditions, harvest productivity, transport and warehouse costs, government agricultural policies, FX rates and international market prices, among other factors.

The Risk Policy stablishes coverage limits to the flow of purchases of corn and soy with the purpose of reducing the impact due to a price increase of these raw materials. The hedge may be reached using derivatives or by inventory management.

The financial instruments designated as cash flow hedges and fair value hedges for the commodities price exposure on March 31, 2018 are set forth below:

03.31.18
Cash flow hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - buy	Soymeal purchase - floating price	Soymeal - CBOT	2nd Qtr. 2018	99,945	ton	140.34	10,863
Non-deliverable forward - buy	Soymeal purchase - floating price	Soymeal - CBOT	3rd Qtr. 2018	73,981	ton	133.05	11,405
Non-deliverable forward - buy	Soymeal purchase - floating price	Soymeal - CBOT	4th Qtr. 2018	39,993	ton	132.64	5,537
Collar - buy	Soymeal purchase - floating price	Soymeal - CBOT	2nd Qtr. 2018	29,937	ton	135.89	2,093
Collar - buy	Soymeal purchase - floating price	Soymeal - CBOT	3rd Qtr. 2018	9,979	ton	135.43	1,124
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	2nd Qtr. 2018	643,964	ton	148.20	12,810
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	3rd Qtr. 2018	60,007	ton	147.74	2,196
Non-deliverable forward - buy	Corn purchase - floating price	Corn - CBOT	4th Qtr. 2018	154,991	ton	152.03	5,138
Corn futures - buy	Corn purchase - floating price	Corn - B3	2nd Qtr. 2018	188,190	ton	-	1,112
Corn options - buy	Corn purchase - floating price	Corn - B3	2nd Qtr. 2018	29,997	ton	-	(307)
Non-deliverable forward - buy	Soy oil purchase - floating price	Soy oil - CBOT	2nd Qtr. 2018	13,500	ton	719.09	(606)
Non-deliverable forward - buy	Soy oil purchase - floating price	Soy oil - CBOT	3rd Qtr. 2018	11,500	ton	724.44	(399)
Non-deliverable forward - buy	Soy oil purchase - floating price	Soy oil - CBOT	4th Qtr. 2018	8,000	ton	725.32	(64)

							50,902

03.31.18
Fair value hedges - Derivative instruments	Hedged object	Index	Maturity	Quantity		Average rate (US$/Ton)	Fair value (R$)
Parent company and consolidated
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	2nd Qtr. 2018	23,000	ton	376.02	(601)
Non-deliverable forward - sell	Soybean purchase - fixed price	Soybean - CBOT	3rd Qtr. 2018	6,000	ton	379.75	(130)
Non-deliverable forward - sell	Soy oil purchase - fixed price	Soy oil - CBOT	2nd Qtr. 2018	245	ton	714.30	10

							(721)

d.           Stock price risk

On August 16, 2017, the Company sold shares held in treasury and entered into a Total Return Swap instrument registered in B3, in equivalent amount, with maturity on February 05, 2019 and no possibility of renewal. By this instrument, the Company will receive or pay the variation on the stock price (BRFS3) in exchange for the payment of interest indexed to CDI. This swap does not qualify as hedge accounting and therefore was not designated as such. Additionally, there are securities given as guarantee to the counterparty, as demonstrated in note 14.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The position of the Total Return Swap on March 31, 2018 is set forth below:

03.31.18
Derivative instruments not designated	Maturity	Asset	Liability	Notional		Fair value (R$)
Parent company and consolidated
Total Return Swap	02.2019	BRFS3	110.00% CDI	510,091	R$	(262,562)

						(262,562)

4.5.        Hedge accounting

4.5.1.   Relations designated as hedge accounting

The Company applies hedge accounting rules for derivative and non-derivative financial instruments that qualify as cash flow hedges and fair value hedges, in accordance with the Risk Policy determinations. For all the hedge relations, the hedge index, which represents the proportion of the object hedged by the instrument, is 100%.

The Company formally designates its hedge accounting relations in compliance with CVM Deliberation 763/16 and the Risk Policy. The hedge accounting relations used by the company as of March 31, 2018 and their effects are described below:

i.              Cash flow hedge accounting – exports in foreign currencies

The future exports in foreign currencies are highly probable and qualify as hedged object since the Company expects to keep its sales in foreign currencies for future periods, based on sales already committed and historical exports.

The derivative and non-derivative financial instruments used for hedging (detailed in note 4.4.b.ii) have a direct economic relation with the objects risk, since both are transactions in the same currency. The main source of ineffectiveness in this relation is the possible mismatch between the instruments maturity dates and the sales dates. However, this mismatch is limited within the month of designation and it is not expected to compromise the hedge relation.

ii.            Cash flow hedge – commodities

The future commodities purchases are highly probable and qualify as hedge object as far as these inputs are essential for the productive process of the Company. The exposure consists of purchases already committed and of historical purchase volumes.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. The main source of ineffectiveness is the sales seasonality, which in atypical situations may delay or anticipate the orders. It is not expected that this ineffectiveness may compromise the hedge relation.

iii.           Fair value hedge – commodities

The Company has agreements with suppliers for future purchases at fixed prices. These agreements are firm commitments, which the company designates as fair value hedge objects.

The derivative instruments used as hedge (detailed in note 4.4.c) have a strong economic relation with the objects risk, since the purchase prices negotiated with the suppliers are indexed to the same prices used as coverage. There are no identified sources of ineffectiveness that may compromise the hedge relation.

4.5.2.   Gains and losses with hedge accounting instruments

The gains and losses with the instruments designated as cash flow hedge, while unrealized, are registered as a component of other comprehensive income. For hedging instruments designated in fair value hedge relations, the unrealized gains and losses are recorded in inventories, item in which the object will be registered at initial recognition.

Parent company
03.31.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(2,452)	(160,816)	(1,679,461)	(8,748)	1,761	(1,849,716)

Settlement	-	(18,148)	69,983	(17,178)	(4,232)	30,426
Inventories	-	-	-	-	(15,404)	(15,404)
Other comprehensive income	1,290	3,776	31,068	79,349	-	115,483
Operating result	-	20,046	(12,107)	(2,521)	17,154	22,573
Financial result	135	6,259	(13,385)	-	-	(6,991)

Fair value at the end of the period	(1,027)	(148,882)	(1,603,902)	50,902	(721)	(1,703,630)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Consolidated
03.31.18
	Cash flow hedge				Fair value hedge
	Interest	Foreign exchange		Commodities	Commodities
	Derivatives	Derivatives	Non-derivatives	Derivatives	Derivatives	Total

Fair value at the beggining of the period	(13,299)	(161,049)	(1,679,461)	(8,748)	1,761	(1,860,796)

Settlement	3,993	(23,124)	80,773	(17,178)	(4,232)	40,232
Inventories	-	-	-	-	(15,404)	(15,404)
Other comprehensive income	4,872	4,960	31,068	79,349	-	120,249
Operating result	-	24,091	(22,897)	(2,521)	17,154	15,828
Financial result	135	7,415	(13,385)	-	-	(5,835)

Fair value at the end of the period	(4,298)	(147,707)	(1,603,902)	50,902	(721)	(1,705,726)

4.6.        Sensitivity analysis

The Management understands that the most relevant risks that may affect the Company’s income are: volatility of commodities prices, stock prices and foreign exchange rates. Currently the fluctuation of the interest rates do not affect significantly the Company’s results since Management has chosen to keep at fixed rates a considerable portion of its debts.

The scenarios below are compliant with CVM Instruction 475/08 and present the possible impacts of the financial instruments considering situations of increase and decrease in the selected risk factors. The amounts of exports used correspond to the notional amount of the financial instruments designated for hedge accounting.

The information used in the preparation of the analysis are based on the position as of March 31, 2018. The future results to be measured may diverge significantly of the estimated values if the reality presents different than the considered premises. Positive values indicate gains and negative values indicate losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		3.3238	2.9914	2.4929	4.1548	4.9857
Parity - Brazilian Reais x U.S. Dollar		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(4,282)	70,325	182,235	(190,798)	(377,315)
Options - currencies	Devaluation of R$	(368)	99,689	279,174	(258,568)	(557,710)
Export prepayments	Devaluation of R$	(265,466)	(204,530)	(113,126)	(417,807)	(570,147)
Bonds	Devaluation of R$	(347,322)	(258,024)	(124,078)	(570,567)	(793,812)
Swaps	Devaluation of R$	(159,759)	(118,783)	(57,319)	(262,198)	(364,638)
Exports (object)	Appreciation of R$	776,683	413,954	(159,537)	1,691,562	2,647,384
Cost (object)	Appreciation of R$	514	(2,631)	(7,349)	8,376	16,238
Not designated as hedge accouting
NDF - Purchase	Appreciation of R$	(43,608)	(382,636)	(891,177)	803,961	1,651,530
Futures sale - B3	Devaluation of R$	5,146	90,567	218,700	(208,408)	(421,962)
Net effect		(38,462)	(292,069)	(672,477)	595,553	1,229,568

		4.0850	3.6765	3.0638	5.1063	6.1275
Parity - Brazilian Reais x Euro		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	453	14,751	36,197	(35,291)	(71,035)
Exports (object)	Appreciation of R$	(453)	(14,751)	(36,197)	35,291	71,035
Not designated as hedge accouting
NDF - Purchase EUR x US$	Devaluation of R$	(45,885)	(270,557)	(607,566)	515,796	1,077,476
NDF - Purchase	Devaluation of R$	(6,302)	(38,982)	(88,002)	75,398	157,098
Net effect		(52,187)	(309,539)	(695,568)	591,194	1,234,574

		4.6603	4.1943	3.4952	5.8254	6.9905
Parity - Brazilian Reais x GBP		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	10% appreciation	25% appreciation	25% devaluation	50% devaluation
Designated as hedge accouting
Non-deliverable forward	Devaluation of R$	(1,246)	17,395	45,357	(47,849)	(94,452)
Exports (object)	Appreciation of R$	1,246	(17,395)	(45,357)	47,849	94,452
Not designated as hedge accouting
NDF - Purchase	Devaluation of R$	(747)	(5,407)	(12,398)	10,904	22,555
Net effect		(747)	(5,407)	(12,398)	10,904	22,555

		155.91	140.32	116.93	194.89	233.87
Price parity CBOT - Corn - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Corn purchase	Decrease in the price of corn	20,144	(24,369)	(91,140)	131,428	242,711
Cost (object)	Decrease in the price of corn	(20,144)	24,369	91,140	(131,428)	(242,711)
Net effect		-	-	-	-	-

		150.35	135.31	112.76	187.93	225.52
Price parity CBOT - Soybean meal - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
Non-deliverable forward - Soybeal meal purchase	Decrease in the price of soybean meal	9,930	(760)	(16,795)	36,655	63,380
Soybean meal options	Decrease in the price of soybean meal	2,383	-	(4,871)	16,370	30,357
Cost (object)	Increase in the price of soybean meal	(12,313)	760	21,666	(53,025)	(93,737)
Net effect		-	-	-	-	-

		384.37	345.94	288.28	480.47	576.56
Price parity CBOT - Soybean - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean sale	Increase in the price of soybean	(731)	2,974	8,532	(9,993)	(19,256)
Cost (object)	Increase in the price of soybean	731	(2,974)	(8,532)	9,993	19,256
Net effect		-	-	-	-	-

		712.65	641.38	534.48	890.81	1,068.97
Price parity CBOT - soybean oil - US$/Ton		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Designated as hedge accounting
NDF - Soybean oil sale	Increase in the price of soybean oil	1	59	146	(144)	(289)
NDF - Soybean oil purchase	Decrease in the price of soybean oil	(1,077)	(8,894)	(20,619)	18,465	38,007
Cost (object)	Increase in the price of soybean oil	1,076	8,835	20,473	(18,321)	(37,718)
Net effect		-	-	-	-	-

		22.83	20.55	17.12	28.54	34.25
Price parity - Shares BRFS3 - R$		Current	Scenario I	Scenario II	Scenario III	Scenario IV
Transaction/Instrument	Risk	Scenario	Decrease 10%	Decrease 25%	Increase 25%	Increase 50%
Not designated as hedge accounting
Stock swap	Decrease in the share price	(262,562)	(290,897)	(333,401)	(191,723)	(120,884)
Net effect		(262,562)	(290,897)	(333,401)	(191,723)	(120,884)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

4.7.        Financial instruments by category

	Parent company
	03.31.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	97,928	-	-	-	97,928
Cash equivalents	-	-	-	1,727,743	1,727,743
Marketable securities	83,731	196,820	-	155,475	436,026
Restricted cash	835,552	-	-	-	835,552
Trade accounts receivable	5,846,584	-	-	-	5,846,584
Other credits	219,688	-	-	-	219,688
Derivatives not designated	-	-	-	39,618	39,618
Derivatives designated as hedge accounting (1)	-	-	-	81,934	81,934

Liabilities
Trade accounts payable	(4,312,186)	-	-	-	(4,312,186)
Supply chain finance	(600,695)	-	-	-	(600,695)
Loans and financing	(13,729,122)	-	-	-	(13,729,122)
Finance lease payable	(272,656)	-	-	-	(272,656)
Derivatives not designated	-	-	-	(314,697)	(314,697)
Derivatives designated as hedge accounting (1)	-	-	-	(181,662)	(181,662)
	(11,831,176)	196,820	-	1,508,411	(10,125,945)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	146,331	-	-	-	146,331
Cash equivalents	-	-	-	3,438,370	3,438,370
Marketable securities	82,418	276,900	-	166,322	525,640
Restricted cash	516,598	-	-	-	516,598
Trade accounts receivable	7,331,532	-	-	-	7,331,532
Other credits	223,239	-	-	-	223,239
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	25,432	25,432
Derivatives designated as hedge accounting (1)	-	-	-	23,700	23,700

Liabilities
Trade accounts payable	(4,635,382)	-	-	-	(4,635,382)
Supply chain finance	(648,914)	-	-	-	(648,914)
Loans and financing	(13,546,738)	-	-	-	(13,546,738)
Finance lease payable	(226,477)	-	-	-	(226,477)
Derivatives not designated	-	-	-	(88,664)	(88,664)
Derivatives designated as hedge accounting (1)	-	-	-	(193,955)	(193,955)
	(10,728,496)	276,900	-	3,371,205	(7,080,391)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

	Consolidated
	03.31.18
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	2,598,847	-	-	-	2,598,847
Cash equivalents	-	-	-	2,916,852	2,916,852
Marketable securities	304,160	238,445	14,550	208,426	765,581
Restricted cash	855,361	-	-	-	855,361
Trade accounts receivable	3,763,146	-	-	-	3,763,146
Other credits	222,136	-	-	-	222,136
Derivatives not designated	-	-	-	53,016	53,016
Derivatives designated as hedge accounting (1)	-	-	-	84,079	84,079

Liabilities
Trade accounts payable	(6,055,490)	-	-	-	(6,055,490)
Supply chain finance	(663,588)	-	-	-	(663,588)
Loans and financing	(20,763,734)	-	-	-	(20,763,734)
Finance lease payable	(283,995)	-	-	-	(283,995)
Derivatives not designated	-	-	-	(343,169)	(343,169)
Derivatives designated as hedge accounting (1)	-	-	-	(185,903)	(185,903)
	(20,023,157)	238,445	14,550	2,733,301	(17,036,861)

(1)        All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	12.31.17
	Amortized cost	Fair value through other comprehensive income		Fair value through profit and loss	Total
		Equity instruments	Debt instruments
Assets
Cash and bank	1,670,117	-	-	-	1,670,117
Cash equivalents	-	-	-	4,340,712	4,340,712
Marketable securities	256,978	328,816	15,447	195,994	797,235
Restricted cash	535,624	-	-	-	535,624
Trade accounts receivable	3,925,282	-	-	-	3,925,282
Other credits	229,521	-	-	-	229,521
Other receivables	28,897	-	-	-	28,897
Derivatives not designated	-	-	-	63,081	63,081
Derivatives designated as hedge accounting (1)	-	-	-	27,455	27,455

Liabilities
Trade accounts payable	(6,445,486)	-	-	-	(6,445,486)
Supply chain finance	(715,189)	-	-	-	(715,189)
Loans and financing	(20,444,378)	-	-	-	(20,444,378)
Finance lease payable	(232,575)	-	-	-	(232,575)
Derivatives not designated	-	-	-	(90,701)	(90,701)
Derivatives designated as hedge accounting (1)	-	-	-	(208,790)	(208,790)
	(21,191,209)	328,816	15,447	4,327,751	(16,519,195)

(1)       All derivatives are measured at fair value through profit and loss, although, those designated as hedge accounting have their gains and losses also affecing other comprehensive income and inventories.

4.8.        Fair value of the financial instruments

According to CVM Deliberation 699/12 the fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Depending on the inputs used for measurement, the financial instruments at fair value are classified into 3 hierarchy levels:

•        Level 1 – Prices quoted (not adjusted) for identical instruments in active markets. Investments in stocks, credit linked notes, savings accounts, overnights, term deposits, Financial Treasury Bills (“LFT”) and investment funds are classified at level 1;

•        Level 2 – Prices quoted in active markets for similar instruments, prices quoted for identical or similar instruments in non-active markets and evaluation models for which inputs are observable. Investments in Bank Deposit Certificates (“CDB”) and derivatives, which are measured by well-known pricing models: discounted cash flows and Black & Scholes. The observable inputs are interest rates and curves, volatility factors and foreign exchange rates; and

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•        Level 3 – Instruments whose significant inputs are non-observable. The Company does not have financial instruments in this classification.

The table below presents the overall classification of financial instruments measured at fair value by measurement hierarchy. For the period ended on March 31, 2018, there were no changes between the 3 levels of hierarchy.

	Parent company
	03.31.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Stocks	196,820	-	196,820	276,900	-	276,900
Fair value through profit and loss
Savings account and overnight	17,602	-	17,602	108,148	-	108,148
Bank deposit certificates	-	1,705,368	1,705,368	-	3,324,888	3,324,888
Financial treasury bills	155,475	-	155,475	166,322	-	166,322
Investment funds	4,773	-	4,773	5,334	-	5,334
Derivatives	-	121,552	121,552	-	49,132	49,132
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(496,359)	(496,359)	-	(282,619)	(282,619)
	374,670	1,330,561	1,705,231	556,704	3,091,401	3,648,105

	Consolidated
	03.31.18			12.31.17
	Level 1	Level 2	Total	Level 1	Level 2	Total
Financial Assets
Fair value through other comprehensive income
Credit linked notes	14,550	-	14,550	15,447	-	15,447
Stocks	238,445	-	238,445	328,816	-	328,816
Fair value through profit and loss
Savings account and overnight	418,108	-	418,108	649,618	-	649,618
Term deposits	681,431	-	681,431	157,974	-	157,974
Bank deposit certificates	-	1,812,540	1,812,540	-	3,527,786	3,527,786
Financial treasury bills	155,475	-	155,475	166,322	-	166,322
Investment funds	57,724	-	57,724	35,006	-	35,006
Derivatives	-	137,095	137,095	-	90,536	90,536
Financial Liabilities
Fair value through profit and loss
Derivatives	-	(529,072)	(529,072)	-	(299,491)	(299,491)
	1,565,733	1,420,563	2,986,296	1,353,183	3,318,831	4,672,014

Except for the items set forth below, the fair value of all other financial instruments approximates their fair value. The fair value of financial instruments set forth below is based in prices observed in active markets, level 1 of the fair value hierarchy.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company and Consolidated
		03.31.18		12.31.17
	Maturity	Book value	Fair value	Book value	Fair value
BRF bonds
BRF SA BRFSBZ5	2022	(399,013)	(408,766)	(369,627)	(406,699)
BRF SA BRFSBZ4	2024	-	-	-	-
BRF SA BRFSBZ3	2023	(1,596,362)	(1,545,675)	(1,608,257)	(1,578,661)
BRF SA BRFSBZ7	2018	(515,528)	(510,250)	(503,802)	(502,363)
BRF SA BRFSBZ2	2022	(2,098,857)	(2,005,995)	(1,997,537)	(1,974,482)
Parent company		(4,609,760)	(4,470,686)	(4,479,223)	(4,462,205)

BFF bonds
Sadia Overseas BRFSBZ7	2020	(288,434)	(298,458)	(292,211)	(299,883)
Bonds BRF - SHB
BRF SA BRFSBZ4	2024	(2,513,568)	(2,350,152)	(2,465,396)	(2,427,849)
Bonds BRF Gmbh
BRF SA BRFSBZ4	2026	(1,618,879)	(1,440,901)	(1,628,927)	(1,553,088)
Quickfood bonds
Quickfood	2022	(158,678)	(158,678)	(167,966)	(167,966)
Consolidated		(9,189,319)	(8,718,875)	(9,033,723)	(8,910,991)

5.            SEGMENT INFORMATION

The operating segments are reported consistently with the management reports provided to the chief operating decision maker for assessing the performance of each segment and allocating resources.

The segment information is prepared considering the 5 operating segments, as follows: Brazil, Southern Cone, International, One Foods and Other Segments, which primarily observe our geographical structure.

These segments include sales of all distribution channels and operations subdivided according to the nature of the products whose characteristics are described below:

•        Poultry: involves the production and sale of whole poultry and in-natura cuts.

•        Pork and other: involves the production and sale of in-natura cuts.

•        Processed: involves the production and sale of processed foods, frozen and processed products derived from poultry, pork and beef, margarine, vegetable and soybean-based products.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

•        Other sales: involves the sale of flour for food service and others.

Other segments are divided into:

•        Ingredients: commercialization and development of animal health ingredients, human nutrition, plant nutrition (fertilizers) and health care (health and wellness). Such new channel was created during the 2nd quarter of 2017, with the purpose of adding value to the co-products and optimizing the Company’s production chain.

•        Other segments: commercialization of agricultural products.

The net sales for each reportable operating segment are set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
Net sales	03.31.18	03.31.17
Brazil
In-natura	969,101	853,931
Poultry	770,363	663,288
Pork and other	198,738	190,643
Processed	2,772,613	2,795,466
Other sales	4,134	4,283
	3,745,848	3,653,680

One Foods
In-natura	1,486,719	1,154,673
Poultry	1,479,830	1,143,421
Other	6,889	11,252
Processed	281,716	161,703
Other sales	69,743	-
	1,838,178	1,316,376

International
In-natura	1,187,437	1,392,492
Poultry	967,481	1,040,368
Pork and other	219,956	352,124
Processed	593,713	667,982
Other sales	42,555	52,549
	1,823,705	2,113,023

Southern Cone
In-natura	234,224	179,140
Poultry	81,425	45,317
Pork and other (1)	152,799	133,823
Processed	339,169	336,477
Other sales	18,591	11,236
	591,984	526,853

Other segments
Ingredients	107,965	-
Other sales	95,353	199,517
	203,318	199,517
	8,203,033	7,809,449

(1)     On Mach 31, 2018, the amounts related to in-natura beef cuts were reallocated from Other Segments.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The operating income for each reportable operating segment is set forth below:

	Consolidated
	03.31.18	03.31.17 (1)
Brazil	155,390	307,302
One Foods	56,553	(44,252)
International	82,012	(43,990)
Southern Cone	(16,446)	(15,974)
Other segments	36,503	(30,590)
Ingredients	28,416	-
Other sales	8,087	(30,590)
Sub total	314,012	172,496
Corporate	(18,429)	(104,295)
	295,583	68,201

(1) For comparability of information see note 3.3.

The Corporate line presented above refers to relevant events not attributable to the normal course of its business either to the operating segments, which are recognized as other operating income (expense).

No customer individually or in aggregate accounted for more than 5% of net sales for the three-month period ended on March 31, 2018 and 2017.

The goodwill and intangible assets with indefinite useful life (trademarks) arising from business combination were allocated to the reportable operating segments, considering the nature of the products manufactured in each segment (cash-generating unit), as presented below:

	Consolidated
	Goodwill		Trademarks		Total
	03.31.18	12.31.17	03.31.18	12.31.17	03.31.18	12.31.17
Brazil	1,151,498	1,151,498	982,478	982,478	2,133,976	2,133,976
One Foods	1,384,049	1,388,084	380,307	389,207	1,764,356	1,777,291
International	1,390,561	1,345,423	24,683	24,498	1,415,244	1,369,921
Southern Cone	291,156	307,223	238,979	253,727	530,135	560,950
	4,217,264	4,192,228	1,626,447	1,649,910	5,843,711	5,842,138

Information referring to the total assets by reportable segments is not being disclosed, as it is not included in the set of information made available to the chief operating decision maker, which take investment decisions and determine allocation of assets on a consolidated basis.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

6.            CASH AND CASH EQUIVALENTS

	Average rate (p.a.)	Parent company		Consolidated
		03.31.18	12.31.17	03.31.18	12.31.17
Cash and bank accounts
U.S. Dollar	-	1,213	13,462	1,611,386	525,058
Brazilian Reais	-	57,099	123,022	67,708	135,013
Euro	-	35,768	6,021	426,954	181,756
Other currencies	-	3,848	3,826	492,799	828,290
		97,928	146,331	2,598,847	1,670,117
Cash equivalents
In Brazilian Reais
Investment funds	3.82%	4,773	5,334	4,773	5,334
Savings account	2.75%	1,080	4,038	1,080	4,038
Bank deposit certificates	5.64%	1,705,368	3,324,888	1,812,540	3,527,786
		1,711,221	3,334,260	1,818,393	3,537,158
In U.S. Dollar
Term deposit	1.43%	-	-	666,011	66,247
Overnight	0.51%	16,522	104,110	417,028	645,580
Other currencies
Term deposit	1.60%	-	-	15,420	91,727
		16,522	104,110	1,098,459	803,554
		1,825,671	3,584,701	5,515,699	6,010,829

7.            MARKETABLE SECURITIES

			Average interest rate (p.a.)	Parent company		Consolidated
	WATM (1)	Currency		03.31.18	12.31.17	03.31.18	12.31.17
Fair value through other comprehensive income
Credit linked note (a)	1.84	US$	3.85%	-	-	14,550	15,447
Stocks (b)	-	R$ and HKD	-	196,820	276,900	238,445	328,816
				196,820	276,900	252,995	344,263
Fair value through profit and loss
Financial treasury bills (c)	2.04	R$	6.40%	155,475	166,322	155,475	166,322
Investment funds (d)	0.30	ARS	25.00%	-	-	52,951	29,672
				155,475	166,322	208,426	195,994
Amortized cost
Sovereign bonds and others (c)	4.23	AOA and R$	3.82% to 6.40%	83,731	82,418	304,160	256,978
				436,026	525,640	765,581	797,235

Current				155,475	166,322	390,598	228,430
Non-current (2)				280,551	359,318	374,983	568,805

(1)     Weighted average maturity in years.

(2)     Maturity within up to March 01, 2020.

(a)  The credit linked note is a structured operation with a first-class financial institution that bears periodic interest (LIBOR + spread) and corresponds to a credit note that contemplates the Company’s risk.

(b)  Is composed as set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Quantity of shares		Share value		Total
Entities	Ticker	03.31.18	12.31.17	03.31.18	12.31.17	03.31.18	12.31.17
Minerva	BEEF3	26,000,000	26,000,000	7.57	10.65	196,820	276,900
Cofco Meat	1610	77,583,000	77,583,000	HKD1,27 / R$0,42	HKD1,58 / R$0,42	HKD98.530 / R$41.625	HKD122.581 / R$51.916

(c)  Comprised of Financial Treasury Bills (“LFT”) remunerated at the rate of the Special System for Settlement and Custody (“SELIC”) and securities of the Angola Government denominated in Kwanzas.

(d)  The fund in foreign currency is basically represented of public and private securities.

The unrealized loss by the change in fair value of the available for sale securities, recorded in other comprehensive income, corresponds to the accumulated amount of R$118,909 net of income tax of R$53,104 (loss of R$56,259 net of income tax of R$22,984 as of December 31, 2017).

Additionally, on March 31, 2018, of the total of marketable securities, R$117,751 (R$16,196 as of December 31, 2017) were pledged as collateral (without restrictions for use) for operations with future contracts denominated in U.S. Dollars, traded on the B3.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

8.            TRADE ACCOUNTS RECEIVABLE AND OTHER RECEIVABLES, NET

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Trade accounts receivable, net
Domestic customers	1,460,558	1,618,579	1,465,662	1,622,769
Domestic related parties	1,010,415	831,962	2,488	2,583
Foreign customers	329,864	337,222	2,735,039	2,753,998
Foreign related parties	3,466,436	4,962,508	60,612	27,215
	6,267,273	7,750,271	4,263,801	4,406,565
( - ) Adjustment to present value	(7,116)	(11,261)	(9,379)	(13,728)
( - ) Allowance for doubtful accounts	(413,573)	(407,478)	(491,276)	(467,555)

	5,846,584	7,331,532	3,763,146	3,925,282

Current	5,840,917	7,325,588	3,756,716	3,919,022
Non-current	5,667	5,944	6,430	6,260

Notes receivable	252,886	254,303	255,813	260,585
( - ) Adjustment to present value	(108)	(313)	(587)	(313)
( - ) Allowance for doubtful accounts	(33,090)	(30,751)	(33,090)	(30,751)

	219,688	223,239	222,136	229,521

Current	107,260	107,434	109,616	113,127
Non-current (1)	112,428	115,805	112,520	116,394

(1)     Weighted average maturity of 3.02 years.

Of the foreign related parties balance recorded in the parent company, is tied to Agribusiness Receivable Certificate (“CRA) operation, as disclosed in the financial statements for the year ended December 31, 2017 (note 19.2).

03.31.18
					Parent company	Consolidated
Operation	Date	Maturity	Average rate	Principal value	Updated Value	Updated Value

CRA 2018 - 1th Issue	09.29.2015	10.01.2018	96.9% CDI	1,000,000	1,014,172	1,014,172
CRA 2019 - 2sd Issue	04.19.2016	04.19.2019	96.5% CDI	1,000,000	1,025,873	1,025,873
CRA 2020 - 3th Issue	12.16.2016	12.16.2020	96.0% CDI	780,000	-	813,434
CRA 2023 - 3th Issue	12.16.2016	12.18.2023	IPCA + 5.90%	720,000	783,935	783,935
				3,500,000	2,823,980	3,637,414

On March 31, 2018 notes receivable are comprised mainly by receivables from the sales of several other assets and farms, R$176,057.

The trade accounts receivable from related parties are disclosed in note 28. The consolidated balances, refers to transaction with associates UP!, in domestic market and with joint ventures SATS BRF, in foreign market.

The rollforward of allowance for doubtful accounts is set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company	Consolidated
	03.31.18	03.31.18
Beginning balance	(407,478)	(467,555)
Inicial adoption IFRS 9	(2,644)	(12,612)
Provision	(9,442)	(21,940)
Write-offs	7,246	11,959
Exchange rate variation	(1,255)	(1,128)
Ending balance	(413,573)	(491,276)

The aging of trade accounts receivable is as follows:

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Current	5,806,501	7,287,311	3,177,342	3,272,086
Overdue
01 to 60 days	47,884	48,894	298,767	364,336
61 to 90 days	6,960	10,022	85,811	98,937
91 to 120 days	3,770	10,065	30,955	33,650
121 to 180 days	9,837	7,925	90,579	74,633
181 to 360 days	21,879	16,478	135,507	170,771
More than 360 days	370,442	369,576	444,840	392,152
( - ) Adjustment to present value	(7,116)	(11,261)	(9,379)	(13,728)
( - ) Allowance for doubtful accounts	(413,573)	(407,478)	(491,276)	(467,555)
	5,846,584	7,331,532	3,763,146	3,925,282

9.            INVENTORIES

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Finished goods	1,345,496	1,309,298	3,045,291	2,986,521
Work in process	113,883	107,037	163,304	154,976
Raw materials	783,784	846,257	978,159	1,086,304
Packaging materials	59,347	56,369	89,355	86,998
Secondary materials	286,799	272,638	330,821	321,105
Warehouse	134,585	147,776	229,718	239,757
Imports in transit	118,846	91,678	144,615	103,904
Other	16,648	20,845	5,606	11,414
(-) Adjustment to present value	(30,821)	(34,114)	(37,601)	(42,811)
	2,828,567	2,817,784	4,949,268	4,948,168

The costs of sales attributed to products sold during the period ended March 31, 2018 totaled R$4,976,025 in the parent company and R$6,666,457 in the consolidated (R$5,484,356 in the parent company and R$6,433,502 in the consolidated on March 31, 2017). Such amounts include the additions and reversals of inventory provisions, set forth in the table below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Parent company
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				03.31.18
Beginning balance	(209,681)	(41,098)	(6,370)	(257,149)
Additions	(22,084)	(34,309)	(4,725)	(61,118)
Reversals	15,133	-	-	15,133
Write-offs	57,764	20,318	213	78,295
Ending balance	(158,868)	(55,089)	(10,882)	(224,839)

	Consolidated
	Provision for adjustment to realizable value	Provision for deterioration	Provision for obsolescence	Total
				03.31.18
Beginning balance	(253,720)	(66,394)	(6,914)	(327,028)
Additions	(29,115)	(53,368)	(5,454)	(87,937)
Reversals	30,560	-	-	30,560
Write-offs (1)	70,190	33,574	243	104,007
Exchange rate variation	288	444	(13)	719
Ending balance	(181,797)	(85,744)	(12,138)	(279,679)

(1)     Refers to the consumption of items related to Carne Fraca Operation, as disclosed in the financial statements for the year ended December 31, 2017 (note 1.5).

On March 31, 2018 and 2017, there were no inventory items pledged as collateral.

10.         BIOLOGICAL ASSETS

The balance of biological assets is segregated in current and non-current assets are set forth below:

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17

Live animals	1,270,330	1,261,556	1,490,183	1,510,480
Total current	1,270,330	1,261,556	1,490,183	1,510,480

Live animals	534,895	535,842	701,014	639,799
Forests	246,265	237,718	275,721	263,855
Total non-current	781,160	773,560	976,735	903,654
	2,051,490	2,035,116	2,466,918	2,414,134

Live animals are represented for poultry and pork and separated into consumable and for production. There were no changes in classification of nature of biological assets as compared to the information disclosed in the financial statements for the year ended December 31, 2017 (note 11).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The rollforward of biological assets for the year is set forth below:

	Parent company
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			03.31.18				03.31.18
Beginning balance	461,881	799,675	1,261,556	235,425	300,417	237,718	773,560
Additions/Transfer	77,453	418,005	495,458	8,571	55,627	4,784	68,982
Fair value variation (1)	167,548	42,961	210,509	4,438	(39,475)	12,140	(22,897)
Harvest	-	-	-	-	-	(6,716)	(6,716)
Write-off	-	-	-	-	-	(1,661)	(1,661)
Transfer between current and non-current	13,854	16,254	30,108	(13,854)	(16,254)	-	(30,108)
Transfer to inventories	(263,824)	(463,477)	(727,301)	-	-	-	-
Ending balance	456,912	813,418	1,270,330	234,580	300,315	246,265	781,160

	Consolidated
	Current			Non-current
	Live animals		Total	Live animals		Forests	Total
	Poultry	Pork		Poultry	Pork
			03.31.18				03.31.18
Beginning balance	699,947	810,533	1,510,480	325,821	313,978	263,855	903,654
Additions/Transfer	67,970	418,005	485,975	100,003	55,627	7,975	163,605
Fair value variation (1)	270,594	56,799	327,393	(20,807)	(40,025)	13,149	(47,683)
Harvest	-	-	-	-	-	(7,558)	(7,558)
Write-off	-	-	-	(1,542)	-	(1,700)	(3,242)
Transfer between current and non-current	15,812	16,763	32,575	(15,812)	(16,763)	-	(32,575)
Transfer to inventories	(390,784)	(469,431)	(860,215)	-	-	-	-
Exchange variation	(5,436)	(589)	(6,025)	1,322	(788)	-	534
Ending balance	658,103	832,080	1,490,183	388,985	312,029	275,721	976,735

(1)       The fair value variation of biological assets includes depreciation of breeding stock in the amount of R$148,276 (R$613,721 as of December 31, 2017) in the parent company and R$197,814 (R$758,668 as of December 31, 2017) in the consolidated.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The quantities and balances per live animals assets are set forth below:

	Parent company
	03.31.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	113,096	456,912	116,134	461,881
Immature pork	3,960	813,418	3,903	799,675
Total current	117,056	1,270,330	120,037	1,261,556

Production biological assets
Immature poultry	4,617	78,095	4,776	89,488
Mature poultry	7,834	156,485	7,669	145,937
Immature pork	199	63,395	191	59,292
Mature pork	437	236,920	437	241,125
Total non-current	13,087	534,895	13,073	535,842
	130,143	1,805,225	133,110	1,797,398

	Consolidated
	03.31.18		12.31.17
	Quantity (thousand of heads)	Value	Quantity (thousand of heads)	Value
Consumable biological assets
Immature poultry	197,587	658,103	199,337	699,947
Immature pork	4,056	832,080	3,987	810,533
Total current	201,643	1,490,183	203,324	1,510,480

Production biological assets
Immature poultry	7,375	129,255	6,693	117,188
Mature poultry	12,817	259,730	11,113	208,633
Immature pork	226	69,653	229	67,819
Mature pork	445	242,376	445	246,159
Total non-current	20,863	701,014	18,480	639,799
	222,506	2,191,197	221,804	2,150,279

The Company has forests as collateral for loan and tax/civil contingencies in the amount of R$51,354 in the parent company and consolidated (R$56,126 in the parent company and consolidated as of December 31, 2017).

10.1.     Table of sensitivity analysis

The live animals and forests fair value is determined using non-observable information and the best practices and data available at the moment the appraisal is done, being classified as level 3 in the fair value hierarchy, as required by  CVM Deliberation Nº 699/12.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Impact on fair value measurement
The estimated fair value can be change if:
Asset	Valuation methodology	Non observable significant inputs	Increase	Decrease
Forests	Income approach	Estimated price of standing wood	Increase in the price of wood	Decrease in the price of wood
		Productivity per hectare estimated	Increase in yield per hectare	Decrease in yield per hectare
		Harvest and transport cost	Decrease of harvest cost	Increase of harvest cost
		Discount rate	Descrease in discount rate	Increase in discount rate

Live animals	Cost approach	Animal feed cost (corn, soybean meal)	Increase in animal feed cost	Decrease in animal feed cost
		Labor cost (outgrowers)	Increase in labor cost	Decrease in labor cost

11.         RECOVERABLE AND INCOME AND SOCIAL CONTRIBUTION TAXES

	Parent company		Consolidated
Recoverable taxes	03.31.18	12.31.17	03.31.18	12.31.17
ICMS ("State VAT")	1,395,301	1,397,484	1,705,231	1,681,938
PIS and COFINS ("Federal Taxes to Social Fund Programs")	283,822	323,456	392,210	430,165
IPI ("Federal VAT")	794,693	781,779	801,595	791,226
INSS ("Brazilian Social Security")	293,826	280,415	293,871	280,442
Other	55,237	50,150	139,065	123,805
(-) Provision for losses	(139,187)	(138,423)	(164,840)	(160,503)
	2,683,692	2,694,861	3,167,132	3,147,073

Current	437,586	468,715	708,807	728,918
Non-current	2,246,106	2,226,146	2,458,325	2,418,155

Income and social contribution tax
Income and social contribution tax (IR/CS)	408,124	389,113	600,983	528,380
(-) Provision for losses	(8,985)	(8,985)	(9,029)	(9,029)
	399,139	380,128	591,954	519,351
Current	392,330	373,319	572,463	499,341
Non-current	6,809	6,809	19,491	20,010

The rollforward of the allowance for losses is set forth below:

	Parent company
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						03.31.18
Beginning balance	(104,698)	(19,717)	(8,985)	(13,562)	(446)	(147,408)
Additions	(2,431)	-	-	-	(4)	(2,435)
Write-offs	1,615	-	-	-	56	1,671
Ending balance	(105,514)	(19,717)	(8,985)	(13,562)	(394)	(148,172)

	Consolidated
	ICMS ("State VAT")	PIS and COFINS ("Federal Taxes to Social Fund Programs")	Income and social contribution tax	IPI ("Federal VAT")	Other	Total
						03.31.18
Beginning balance	(122,892)	(19,717)	(9,029)	(13,562)	(4,332)	(169,532)
Additions	(6,224)	-	-	-	(10)	(6,234)
Write-offs	1,615	-	-	-	56	1,671
Exchange rate variation	-	-	-	-	226	226
Ending balance	(127,501)	(19,717)	(9,029)	(13,562)	(4,060)	(173,869)

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.         INCOME AND SOCIAL CONTRIBUTION TAXES

12.1.     Deferred income and social contribution taxes

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Assets
Tax loss carryforwards (corporate income tax)	1,180,216	1,023,439	1,648,024	1,438,911
Negative calculation basis (social contribution tax)	457,523	400,219	469,419	401,404

Temporary differences
Provisions for tax, civil and labor risks	326,076	376,953	347,717	397,955
Suspended collection taxes	14,432	12,345	14,432	12,345
Allowance for doubtful accounts	124,351	116,085	124,417	116,086
Provision for property, plant and equipment losses	605	2,768	4,363	6,286
Provision for losses on tax credits	47,253	46,994	54,730	53,180
Provision for other obligations	63,188	92,464	63,562	92,753
Provision for inventory losses	76,817	87,289	83,709	98,601
Employees' benefits plan	121,496	118,279	130,895	127,403
Unrealized losses on derivatives financial instruments	140,461	80,387	140,461	80,387
Unrealized losses on inventories	-	-	1,802	4,443
Provision for losses - notes receivables	8,898	13,340	9,116	13,664
Business combination - Sadia (1)	176,246	206,799	176,246	206,799
Other temporary differences	79,590	67,143	120,447	96,766
	2,817,152	2,644,504	3,389,340	3,146,983

Liabilities
Temporary differences
Unrealized gains on fair value	(5,706)	(36,170)	(8,294)	(38,495)
Difference between tax basis and accounting basis of goodwill amortization	(313,684)	(301,805)	(313,684)	(301,805)
Difference between tax depreciation rate and accounting depreciation rate (useful life)	(702,072)	(684,704)	(702,104)	(694,240)
Estimated annual effective tax rate - CPC 21	(56,656)	-	(73,885)	-
Business combination - Sadia (1)	(722,512)	(727,098)	(722,512)	(727,098)
Business combination - AKF	-	-	(17,531)	(17,835)
Business combination - Dánica and Avex	-	-	(3,882)	(4,470)
Business combination - Invicta	-	-	12,494	(30,926)
Business combination - other companies (2)	-	-	(86,225)	(35,796)
Other - exchange rate variation	-	-	(53,502)	(54,854)
Other temporary differences	(59,151)	(10,774)	(71,564)	(27,401)
	(1,859,781)	(1,760,551)	(2,040,689)	(1,932,920)

Total deferred tax	957,371	883,953	1,348,651	1,214,063

Total Assets	957,371	883,953	1,512,786	1,369,366
Total Liabilities	-	-	(164,135)	(155,303)
	957,371	883,953	1,348,651	1,214,063

(1)          The deferred tax asset on the business combination with Sadia is mainly computed on the difference between the goodwill amortization tax basis and goodwill accounting basis identified in the purchase price allocation. Deferred tax liability on business combination with Sadia is substantially represented by the fair value of property, plant and equipment, trademarks and contingent liabilities.

(2)          Deferred tax liabilities related to the business combinations with Quickfood (trademarks, customer relationship, Fair value of property, plant and equipment) and AFC (customer relationship).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The roll-forward of deferred tax is set forth below:

	Parent company	Consolidated
	03.31.18	03.31.18

Beginning balance	883,953	1,214,063
Deferred income and social contribution taxes recognized in the statement of income	84,590	137,555
Deferred income and social contribution taxes recognized in other comprehensive income	(14,281)	(14,450)
Business combination	-	(851)
Exchange rate variation over deferred income and social contribution taxes related to business combination	-	(2,615)
Other	3,109	14,949
Ending balance	957,371	1,348,651

12.2.      Estimated time of realization

Deferred tax arising from temporary differences will be realized as these differences are settled. The period of the settlement or realization of such differences is uncertain and is tied to several factors that are not under control of the Management.

When assessing the likelihood of the realization of deferred tax assets on income tax loss carryforward and negative calculation basis of social contribution tax, Management considers the Company’s budget, strategic plan and projected taxable income. Based on this estimate, Management believes that it is more likely than not that the deferred tax will be realized, as set forth below:

	Parent company	Consolidated
2018	-	23,985
2019	40,025	66,255
2020	85,696	135,912
2021	86,833	137,049
2022	107,125	179,081
2023 to 2025	612,718	869,819
2026 onwards	705,342	705,342
	1,637,739	2,117,443

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

12.3.     Income and social contribution taxes reconciliation

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17

Loss before income and social contribution taxes	(208,912)	(342,283)	(221,241)	(344,344)
Nominal tax rate	34%	34%	34%	34%
Credit (expense) at nominal rate	71,030	116,376	75,222	117,077

Reconciling itens
Equity interest in income of subsidiaries, associates and joint venture	32,809	(100,511)	1,875	2,561
Exchange rate variation on foreign investments	20,058	2,851	7,772	3,034
Difference of tax rates on results of foreign subsidiaries	-	-	79,360	(105,280)
Investment grant	10,381	8,960	10,381	8,960
Special Regime for the Reintegration of Tax Values for Exporting Companies (Reintegra)	1,386	-	1,623	-
Estimated annual effective tax rate - CPC 21	(56,656)	35,007	(73,885)	35,007
Other permanent differences	5,582	(1,834)	5,087	(2,749)
	84,590	60,849	107,435	58,610

Current income tax	-	(34,243)	(30,120)	(88,290)
Deferred income tax	84,590	95,092	137,555	146,900

The taxable income, current and deferred income tax from foreign subsidiaries is set forth below:

	Consolidated
	03.31.18	03.31.17
Taxable income from foreign subsidiaries	280,920	(430,770)
Current income tax credit from foreign subsidiaries	(30,037)	(12,711)
Deferred income tax from foreign subsidiaries	15,681	70,531

Company determined that the earnings recorded by the holdings of its wholly-owned subsidiaries located abroad will not be redistributed.

Such resources will be used for investments in the subsidiaries, and thus no deferred income tax was recognized. The total of undistributed earnings corresponds to R$3,344,305 as of March 31, 2018 (R$3,182,430 as of December 31, 2017).

Brazilian income taxes are subject to review for a five-year period, during which the tax authorities might audit and assess the Company for additional taxes and penalties. Subsidiaries located abroad are taxed in their respective jurisdictions, according to local regulations.

13.         JUDICIAL DEPOSITS

The rollforward of the judicial deposits is set forth below:

	Parent company
	Tax	Labor	Civil, commercial and other	Total
				03.31.18
Beginning balance	292,517	348,248	35,967	676,732
Additions	6,232	34,192	1,082	41,506
Reversals	(493)	(8,724)	(112)	(9,329)
Write-offs	(113)	(37,988)	(2,115)	(40,216)
Price index update	1,964	3,584	386	5,934
Ending balance	300,107	339,312	35,208	674,627

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Tax	Labor	Civil, commercial and other	Total
				03.31.18
Beginning balance	292,543	360,033	36,364	688,940
Additions	8,586	37,039	1,271	46,896
Reversals	(2,330)	(8,915)	(511)	(11,756)
Write-offs	(113)	(38,016)	(2,115)	(40,244)
Price index update	1,968	3,604	387	5,959
Exchange rate variation	(6)	(569)	-	(575)
Ending balance	300,648	353,176	35,396	689,220

14.         RESTRICTED CASH

			Average interest rate (p.a.)	Parent company		Consolidated
	Maturity (1)	Currency		03.31.18	12.31.17	03.31.18	12.31.17

Bank deposit certificates (2)	2.07	R$	6.86%	636,491	326,385	636,491	326,385
National treasury certificates (3)	1.93	R$	11.47%	199,061	190,213	199,061	190,213
Bank deposit (4)	-	US$	-	-	-	19,809	19,026
				835,552	516,598	855,361	535,624

Current				416,988	108,795	436,797	127,821
Non-current				418,564	407,803	418,564	407,803

(1)    Weighted average maturity in years.

(2)    The deposit was pledged as collateral in the disposal of the dairy segment to Groupe Lactalis (“Parmalat”) with maturity in 2021 and by the transaction of total return swap, with maturity in 2019 (note 4.4.ii.d).

(3)    The national treasury certificates, which mature in 2020, are pledged as collateral for the loan obtained through the Special Program Asset Restructuring (“PESA”) (note 18).

(4)    Deposit linked to operations in the international market.

15.         INVESTMENTS

15.1.     Investments breakdown

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Investment in subsidiaries and joint venture	5,025,457	4,797,461	61,081	54,088
Goodwill Quickfood	151,930	162,183	-	-
Goodwill SATS BRF	-	-	6,288	6,139
	5,177,387	4,959,644	67,369	60,227
Other investments	1,107	1,108	8,151	7,968
	5,178,494	4,960,752	75,520	68,195

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

15.2. Rollforward of the interest in subsidiaries and affiliates – Parent Company

	Subsidiaries												Affiliates
	BRF Energia S.A.	BRF GmbH	Establec. Levino Zaccardi	BRF Pet S.A.	BRF Luxembourg SARL	PSA Labor. Veter. Ltda	Quickfood S.A.	Sadia Alimentos S.A.	Sadia International Ltd.	Sadia Uruguay S.A.	Sadia Overseas S.A.	VIP S.A. Empr. e Particip. Imob	PP-BIO Adm. Bem próprio S.A.	PR-SAD Adm. Bem próprio S.A.	UP! Alimentos Ltda	Total
																03.31.18	12.31.17
a) Capital share as of March 31, 2018
% of share	100.00%	100.00%	99.94%	100.00%	100.00%	99.99%	91.21%	43.10%	100.00%	94.90%	2.00%	100.00%	33.33%	33.33%	50.00%
Total number of shares and membership interests	6,963,854	1	100	27,664,086	100	5,463,850	36,469,606	594,576,682	900,000	2,444,753,091	50,000	14,249,459	-	-	1,000
Number of shares and membership interest held	6,963,854	1	100	27,664,086	100	5,463,849	33,264,887	256,253,695	900,000	2,319,989,778	1,000	14,249,459	-	-	500

b) Information as of March 31, 2018
Capital stock	5,972	6,523	1,420	27,664	42,783	5,564	50,601	293,224	2,933	359,115	165	50	-	-	1
Shareholders' equity	(917)	4,719,766	35	30,696	(394,602)	5,604	(164,524)	21,368	206,609	41,391	1,184	2,273	-	-	9,447
Fair value adjustments of assets and liabilities acquired	-	-	-	-	-	-	60,441	-	-	-	-	-	-	-	-
Goodwill based on expectation of future profitability	-	-	-	-	-	-	91,489	-	-	-	-	-	-	-	-
Income (loss) for the period	(1,002)	167,164	(5)	136	(35,509)	43	(11,234)	(15,623)	344	(22,630)	3	30	-	-	9,445

c) Balance of investments as of March 31, 2018
Beginning balance	1,290	4,454,751	42	30,561	-	5,559	169,710	17,260	205,190	65,466	24	2,240	2,242	5,308	1	4,959,644	5,032,717
Adjustment of previous years (adoption of IFRS 9)	-	(5,289)	-	-	1,468	-	(3,464)	(348)	(104)	(1,925)	-	-	-	-	-	(9,662)	-
Equity pick-up	(1,002)	167,164	(5)	136	(35,509)	43	(10,247)	(6,733)	344	(21,475)	-	30	-	-	4,723	97,469	(835,903)
Unrealized profit in inventory	-	-	-	-	-	-	(175)	-	-	17	-	-	-	-	-	(158)	(367)
Exchange rate variation on goodwill	-	-	-	-	-	-	(9,439)	-	-	-	-	-	-	-	-	(9,439)	(28,093)
Goodwill amortization	-	-	-	-	-	-	(814)	-	-	-	-	-	-	-	-	(814)	(3,838)
Advance for future capital increase	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	164,598
Exchange rate variation on foreign investments	-	55,830	-	-	(18)	-	-	-	3,208	-	(26)	-	-	-	-	58,994	342,812
Other comprehensive income	-	46,425	(2)	-	(41,612)	-	(635)	(970)	(2,031)	(2,808)	26	-	-	-	-	(1,607)	(39,268)
Increase in capital	-	-	-	-	-	-	-	-	-	-	-	-	68	227	-	295	96,593
Impairment Investiment reversal	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(105,857)
Dividends and interests on shareholders' equity	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	(31,152)
Premium paid in the acquisition of non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	6,884
Adjustment of the option for non-controlling entities	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	41,587
Impairment losses for investments	-	-	-	-	75,671	-	6,994	-	-	-	-	-	-	-	-	82,665	318,931
	288	4,718,881	35	30,697	-	5,602	151,930	9,209	206,607	39,275	24	2,270	2,310	5,535	4,724	5,177,387	4,959,644

The exchange rate variation result on the investments in foreign subsidiaries, whose functional currency is Brazilian Reais, totaling a gain of R$23,665 on March 31, 2018 (gain of R$9,052 as of March 31, 2017), was recognized as financial result in the consolidated statement of income.

On March 31, 2018, these associates, affiliates and joint ventures do not have any restriction to transfer dividends or repay their loans or advances to the Company.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

16.         PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment rollforward is set forth below:

	Parent company
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	03.31.18
Cost
Land	-	490,073	55	(2,210)	3	487,921
Buildings and improvements	-	4,734,021	223	(338)	22,932	4,756,838
Machinery and equipment	-	6,620,016	34,476	(37,783)	41,409	6,658,118
Facilities	-	1,840,046	43	(750)	8,223	1,847,562
Furniture and fixtures	-	108,423	6	(393)	(38)	107,998
Vehicles	-	13,168	-	(72)	18	13,114
Construction in progress	-	357,197	126,369	-	(159,281)	324,285
Advances to suppliers	-	257	248	-	-	505
		14,163,201	161,420	(41,546)	(86,734)	14,196,341

Depreciation
Buildings and improvements	3.04%	(1,515,130)	(34,739)	28	(4,417)	(1,554,258)
Machinery and equipment	5.96%	(2,791,283)	(100,633)	33,836	4,718	(2,853,362)
Facilities	3.72%	(612,992)	(18,862)	360	(132)	(631,626)
Furniture	7.96%	(48,385)	(1,854)	320	(116)	(50,035)
Vehicles	19.94%	(5,919)	(160)	72	-	(6,007)
		(4,973,709)	(156,248)	34,616	53	(5,095,288)
		9,189,492	5,172	(6,930)	(86,681)	9,101,053

(1)     Refers to the transfer of R$81,897 to intangible assets and R$4,784 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Weighted average depreciation rate (p.a.)	12.31.17	Additions	Disposals	Transfers (1)	Exchange rate variation	03.31.18
Cost
Land	-	706,218	55	(2,210)	(3,266)	(1,491)	699,306
Buildings and improvements	-	6,102,831	896	(2,640)	23,522	(1,180)	6,123,429
Machinery and equipment	-	8,881,223	46,136	(43,625)	56,242	(9,834)	8,930,142
Facilities	-	2,175,032	64	(755)	18,587	438	2,193,366
Furniture and fixtures	-	171,482	1,424	(1,438)	(25)	(635)	170,808
Vehicles	-	28,508	25	(389)	(3,435)	88	24,797
Construction in progress	-	453,946	158,611	-	(182,020)	607	431,144
Advances to suppliers	-	13,643	183	-	-	(120)	13,706
		18,532,883	207,394	(51,057)	(90,395)	(12,127)	18,586,698

Depreciation
Buildings and improvements	3.02%	(1,872,565)	(47,109)	37	(4,417)	(3,385)	(1,927,439)
Machinery and equipment	5.94%	(3,656,477)	(141,799)	39,647	4,720	(8,934)	(3,762,843)
Facilities	3.80%	(724,477)	(23,509)	364	(132)	(327)	(748,081)
Furniture	8.06%	(77,745)	(3,343)	387	(116)	61	(80,756)
Vehicles	19.98%	(11,036)	(635)	188	-	1,398	(10,085)
		(6,342,300)	(216,395)	40,623	55	(11,187)	(6,529,204)
		12,190,583	(9,001)	(10,434)	(90,340)	(23,314)	12,057,494

(1)     Refers to the transfer of R$82,365 to intangible assets and R$7,975 to biological assets.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company has fully depreciated items that are still operating, which are set forth below:

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Cost
Buildings and improvements	126,499	119,772	144,952	138,171
Machinery and equipment	606,480	603,457	701,057	699,989
Facilities	78,259	65,837	86,362	74,048
Furniture and fixtures	15,478	15,007	23,306	22,724
Vehicles	4,050	4,059	5,256	5,262
Others	42,661	52,506	50,569	60,003
	873,427	860,638	1,011,502	1,000,197

During the three-month period ended March 31, 2018, the Company capitalized interest in the amount of R$4,549 in the parent company and R$7,319 in the consolidated (R$11,005 in the parent company and R$11,820 in the consolidated during the three-month period ended March 31, 2017). The weighted average interest rate utilized to determine the capitalized amount was 7.03% p.a in the parent company and 15.36% in the consolidated (7.41% p.a. in the parent company and 10.15% in the consolidated as of March 31, 2017).

On March 31, 2018, except for the built to suit agreement mentioned in note 22.2, the Company had no commitments assumed related to acquisition or construction of property, plant and equipment items.

The property, plant and equipment items that are pledged as collateral for transactions of different natures are set forth below:

		Parent company		Consolidated
		03.31.18	12.31.17	03.31.18	12.31.17
	Type of collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral	Book value of the collateral
Land	Financial/Tax	227,269	238,837	245,756	329,969
Buildings and improvements	Financial/Tax	1,108,642	1,184,999	1,115,083	1,290,431
Machinery and equipment	Financial/Labor/Tax/Civil	1,890,983	2,072,362	1,891,371	2,318,729
Facilities	Financial/Tax	507,130	540,561	507,490	540,891
Furniture and fixtures	Financial/Tax	19,766	20,940	19,767	21,930
Vehicles	Financial/Tax	677	851	677	1,469
Other	Financial/Tax	-	-	-	429
		3,754,467	4,058,550	3,780,144	4,503,848

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

17.         INTANGIBLE ASSETS

The intangible assets rollforward is set forth below:

		Parent company
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	03.31.18
Cost
Non-compete agreement	-	29,876	17,006	-	-	46,882
Goodwill	-	1,542,929	-	-	-	1,542,929
Ava	-	49,368	-	-	-	49,368
Eleva Alimentos	-	503,558	-	-	-	503,558
Incubatório Paraíso	-	656	-	-	-	656
Paraíso Agroindustrial	-	16,751	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	7,636
Sadia	-	964,960	-	-	-	964,960
Outgrowers relationship	-	15,022	-	-	-	15,022
Trademarks	-	1,173,000	-	-	-	1,173,000
Patents	-	6,100	-	-	(130)	5,970
Software	-	453,289	-	(74,258)	82,080	461,111
		3,220,216	17,006	(74,258)	81,950	3,244,914

Amortization
Non-compete agreement	40.72%	(14,915)	(4,256)	-	-	(19,171)
Outgrowers relationship	13.15%	(9,588)	(492)	-	-	(10,080)
Patents	20.00%	(4,228)	(260)	-	-	(4,488)
Software	27.38%	(252,169)	(27,886)	74,258	(53)	(205,850)
		(280,900)	(32,894)	74,258	(53)	(239,589)
		2,939,316	(15,888)	-	81,897	3,005,325

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Consolidated
	Weighted average amortization rate (p.a.)	12.31.17	Additions	Disposals	Transfers	Exchange rate variation	03.31.18
Cost
Non-compete agreement	-	62,043	17,006	-	-	(452)	78,597
Goodwill	-	4,192,228	-	-	-	25,036	4,217,264
AKF	-	131,494	-	-	-	491	131,985
Alimentos Calchaquí	-	157,908	-	-	-	(9,178)	148,730
Ava	-	49,368	-	-	-	-	49,368
Avex	-	16,026	-	-	-	(931)	15,095
Banvit Bandirma Vitaminli	-	193,750	-	-	-	(7,881)	185,869
BRF AFC	-	131,922	-	-	-	1,561	133,483
BRF Holland B.V.	-	25,979	-	-	-	757	26,736
BRF Invicta	-	131,926	-	-	-	5,573	137,499
Dánica	-	4,079	-	-	-	(237)	3,842
Eclipse Holding Cooperatief	-	1,315	-	-	-	(76)	1,239
Eleva Alimentos	-	808,140	-	-	-	-	808,140
Federal Foods LLC	-	63,843	-	-	-	312	64,155
Federal Foods Qatar L.L.C	-	313,189	-	-	-	1,482	314,671
GFS Group	-	771,604	-	-	-	36,501	808,105
GQFE - Golden Quality Foods Europe	-	2,779	-	-	-	81	2,860
Incubatório Paraíso	-	656	-	-	-	-	656
Invicta Food Group	-	715	-	-	-	30	745
Paraíso Agroindustrial	-	16,751	-	-	-	-	16,751
Perdigão Mato Grosso	-	7,636	-	-	-	-	7,636
Quickfood	-	97,133	-	-	-	(5,645)	91,488
Sadia	-	1,214,036	-	-	-	-	1,214,036
Universal Meats Ltd.	-	51,979	-	-	-	2,196	54,175
Import quotas	-	111,731	-	-	-	4,720	116,451
Outgrowers relationship	-	15,022	-	-	-	-	15,022
Trademarks	-	1,649,910	-	-	-	(23,463)	1,626,447
Patents	-	6,867	-	-	(130)	(27)	6,710
Customer relationship	-	1,220,801	-	-	-	(1,714)	1,219,087
Supplier relationship	-	2,049	-	-	-	99	2,148
Software	-	516,308	39	(75,154)	82,550	(462)	523,281
		7,776,959	17,045	(75,154)	82,420	3,737	7,805,007

Amortization
Non-compete agreement	40.02%	(23,501)	(5,808)	-	-	180	(29,129)
Import quotas	70.66%	(93,139)	(11,384)	-	-	(4,295)	(108,818)
Outgrowers relationship	13.15%	(9,590)	(491)	-	-	-	(10,081)
Patents	20.00%	(4,886)	(262)	-	-	28	(5,120)
Customer relationship	7.60%	(154,530)	(24,326)	-	-	(4,937)	(183,793)
Supplier relationship	5.00%	(102)	(26)	-	-	(7)	(135)
Software	26.73%	(293,575)	(30,567)	75,147	(55)	501	(248,549)
		(579,323)	(72,864)	75,147	(55)	(8,530)	(585,625)
		7,197,636	(55,819)	(7)	82,365	(4,793)	7,219,382

For the three-month period ended March 31, 2018, Management did not identify and event that could indicate an impairment of such assets

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18. LOANS AND FINANCING

	Parent company
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	7.58% (7.78% on 12.31.17)	7.58% (7.78% on 12.31.17)	0.7	2,252,459	312,615	2,565,074	227,100	(84,870)	(7,592)	45,218	-	1,461,324	923,894	2,385,218

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5.90% (96.51% of CDI / IPCA + 5.90% on 12.31.17)	7.30% (7.41% on 12.31.17)	2.1	1,128,579	1,695,401	2,823,980	-	-	-	53,340	-	1,076,870	1,693,770	2,770,640

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.6	308,620	181,553	490,173	-	(80,948)	(6,266)	7,305	-	313,311	256,771	570,082

Bonds	7.75% (7.75% on 12.31.17)	7.75% (7.75% on 12.31.17)	0.1	513,571	-	513,571	-	-	-	9,769	-	503,802	-	503,802

Export credit facility	100.35% of CDI (100.35% on 12.31.17)	6.41% (6.91% on 12.31.17)	1.0	1,855,605	-	1,855,605	-	-	(64,036)	30,443	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	5.10% (4.36% on 12.31.17)	1.9	927	250,082	251,009	-	-	(4,673)	6,316	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	16,155	-	16,155	12,576	-	(59)	72	-	3,566	-	3,566

				6,075,916	2,439,651	8,515,567	239,676	(165,818)	(82,626)	152,463	-	3,401,603	4,970,269	8,371,872

Foreign currency

Bonds	3.52% (3.50% on 12.31.17) + e.r. US$ and EUR	3.52% (3.50% on 12.31.17) + e.r. US$ and EUR	4.3	89,752	4,006,437	4,096,189	-	-	-	49,362	71,406	40,111	3,935,310	3,975,421

Export credit facility	LIBOR + 1.47% (LIBOR + 1.58% on 12.31.17) + e.r. US$	4.44% (4.04% on 12.31.17) + e.r. US$	1.5	620,253	494,339	1,114,592	-	(81,750)	(16,184)	12,266	4,388	594,039	601,833	1,195,872

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	6.22% (6.22% on 12.31.17) + e.r. US$ and other currencies	1.0	2,221	553	2,774	-	(735)	(122)	58	-	2,614	959	3,573

				712,226	4,501,329	5,213,555	-	(82,485)	(16,306)	61,686	75,794	636,764	4,538,102	5,174,866
				6,788,142	6,940,980	13,729,122	239,676	(248,303)	(98,932)	214,149	75,794	4,038,367	9,508,371	13,546,738

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Consolidated
	Charges (p.a.)	Weighted average interest rate (p.a.)	WAMT (1)	Current	Non-current	03.31.18	Captured	Amortization	Interest paid	Interest accrued	Exchange rate variation	Current	Non-current	12.31.17
Local currency

Working capital	7.53% (7.79% on 12.31.17)	7.53% (7.79% on 12.31.17)	0.7	2,388,587	312,615	2,701,202	266,500	(153,826)	(14,011)	47,176	-	1,631,469	923,894	2,555,363

Certificate of agribusiness receivables	96.51% of CDI / IPCA + 5,90% (96.51% of CDI / IPCA + 5,90% on 12.31.17)	7.30% (7.41% on 12.31.17)	2.1	1,162,013	2,475,401	3,637,414	-	-	-	65,762	-	1,097,882	2,473,770	3,571,652

Development bank credit lines	Fixed rate / Selic / TJLP + 1.48% (Fixed rate / Selic / TJLP + 1.48% on 12.31.17)	6.16% (6.78% on 12.31.17)	1.6	308,620	181,553	490,173	-	(80,948)	(6,266)	7,305	-	313,311	256,771	570,082

Bonds	7.75% (7.75% on 12.31.17)	7.75% (7.75% on 12.31.17)	0.1	513,571	-	513,571	-	-	-	9,769	-	503,802	-	503,802

Export credit facility	100.35% of CDI (100.35% on 12.31.17)	6.41% (6.91% on 12.31.17)	1.0	1,855,606	-	1,855,606	-	-	(64,035)	30,443	-	39,198	1,850,000	1,889,198

Special program asset restructuring	Fixed rate / IGPM + 4.90% (Fixed rate / IGPM + 4.90% on 12.31.17)	5.10% (4.36% on 12.31.17)	1.9	927	250,082	251,009	-	-	(4,673)	6,316	-	3,532	245,834	249,366

Fiscal incentives	2.40% (2.40% on 12.31.17)	2.40% (2.40% on 12.31.17)	0.5	16,155	-	16,155	12,576	-	(59)	72	-	3,566	-	3,566

				6,245,479	3,219,651	9,465,130	279,076	(234,774)	(89,044)	166,843	-	3,592,760	5,750,269	9,343,029

Foreign currency

Bonds	4.09% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	4.09% (4.08% on 12.31.17) + e.r. US$, EUR and ARS	5.1	165,727	8,510,021	8,675,748	-	-	(47,214)	118,449	74,592	105,080	8,424,841	8,529,921

Export credit facility	LIBOR + 1.82% (LIBOR + 1.85% on 12.31.17) + e.r. US$	3.35% (3.85% on 12.31.17) + e.r. US$	2.0	961,832	1,107,088	2,068,920	8,395	(99,639)	(25,132)	18,420	16,148	953,502	1,197,226	2,150,728

Development bank credit lines	UMBNDES + 1.73% (UMBNDES + 1.73% on 12.31.17) + e.r. US$ and other currencies	6.22% (6.22% on 12.31.17) + e.r. US$ and other currencies	1.0	2,220	553	2,773	-	(735)	(122)	58	-	2,613	959	3,572

Working capital	28.06% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	28.06% (23.10% on 12.31.17) + e.r. ARS / + e.r US$	1.2	261,405	34,983	296,388	446,168	(321,316)	(215)	7,705	(3,842)	128,156	39,732	167,888

Working capital	15.95% (15.95% on 12.31.17) + e.r TRY	15.95% (15.95% on 12.31.17) + e.r TRY	0.1	254,775	-	254,775	-	-	-	10,030	(4,495)	249,240	-	249,240

				1,645,959	9,652,645	11,298,604	454,563	(421,690)	(72,683)	154,662	82,403	1,438,591	9,662,758	11,101,349
				7,891,438	12,872,296	20,763,734	733,639	(656,464)	(161,727)	321,505	82,403	5,031,351	15,413,027	20,444,378

(1) Weighted average maturity in years.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The main characteristics of loan and financing agreements entered into by the Company were disclosed in note 19 of financial statements for the year ended December 31, 2017.

On March 31, 2018, the Company did not have financial covenants clauses related to its loan agreements.

18.1.     Loans and financing maturity schedule

The maturity schedule of the loans and financing balances is as follows:

	Parent company	Consolidated
	03.31.18	03.31.18
2018	3,399,469	4,500,334
2019	4,999,473	5,066,035
2020	376,084	1,490,902
2021	83,095	736,580
2022	2,502,135	2,516,793
2023 onwards	2,368,866	6,453,090
	13,729,122	20,763,734

18.2.     Guarantees

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Total of loans and financing	13,729,122	13,546,738	20,763,734	20,444,378
Mortgage guarantees	509,102	577,218	509,102	577,218
Related to FINEM-BNDES	403,250	462,842	403,250	462,842
Related to tax incentives and other	105,852	114,376	105,852	114,376

The Company is the guarantor of a loan obtained by Instituto Sadia de Sustentabilidade from the BNDES. The loan was obtained with the purpose of allowing the implementation of biodigesters in the farms of the outgrowers which take part in the Company´s integration system, targeting the reduction of the emission of Greenhouse Gases. The value of these guarantees on March 31, 2018 totaled R$14,485 (R$17,306 as of December 31, 2017) (see note 28.1).

The Company is the guarantor of loans related to a special program, which aimed the local development of outgrowers in the central region of Brazil. The proceeds of such loans are utilized by the outgrowers to improve farm conditions and will be paid by them in 10 years, taking as collateral the land and equipment acquired by the outgrowers through this program. The guarantee as of March 31, 2018 totaled R$78,430 (R$87,062 as of December 31, 2017).

On March 31, 2018, the Company contracted bank guarantees in the amount of R$1,449,756 (R$1,477,817 as of December 31, 2017) offered mainly in litigations involving the Company´s use of tax credits. These guarantees have an average cost of 1.10% p.a. (1.09% p.a. as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

18.3.     Commitments

In the normal course of the business, the Company enters into agreements with third parties which are mainly related to the purchase of raw materials, such as corn and soymeal, where the agreed prices can be fixed or to be fixed. The Company enters into other agreements, such as electricity, packaging supplies and manufacturing activities. The amounts of the agreements at the date of these financial statements are set forth below:

	Parent company	Consolidated
	03.31.18	03.31.18
2018	4,453,868	5,269,101
2019	1,051,408	1,312,369
2020	328,598	413,008
2021	200,859	229,989
2022	104,388	121,114
2023 onwards	125,501	224,445
	6,264,622	7,570,026

19.         TRADE ACCOUNTS PAYABLE

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Domestic suppliers
Third parties	3,653,353	4,018,460	4,137,869	4,451,090
Related parties	35,502	53,064	8,610	16,592
	3,688,855	4,071,524	4,146,479	4,467,682

Foreign suppliers
Third parties	658,049	605,078	1,950,967	2,030,596
Related parties	341	3,375	-	-
	658,390	608,453	1,950,967	2,030,596

(-) Adjustment to present value	(35,059)	(44,595)	(41,956)	(52,792)
	4,312,186	4,635,382	6,055,490	6,445,486

For the three-month period ended March 31, 2018, the average payment period is 90 days (97 days on December 31, 2017).

On the suppliers balance as of March 31, 2018, R$1,500,989 in the parent company and R$1,690,375 in the consolidated (R$1,596,448 in the parent company and R$1,787,714 in the consolidated as of December 31, 2017) corresponds to the supply chain finance transactions on which there were no changes in the payment terms and prices negotiated with the suppliers.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The information on accounts payable involving related parties is set forth in note 28. The trade accounts payable to related parties refer to transactions with associates UP! in domestic market.

20.         SUPPLY CHAIN FINANCE

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17
Supply chain finance - Domestic suppliers	419,795	476,698	478,004	518,417
Supply chain finance - Foreign suppliers	180,900	172,216	185,584	196,772
	600,695	648,914	663,588	715,189

The Company has partnerships with several financial institutions that allow the suppliers to anticipate their receivables. The suppliers do have the freedom to choose whether to anticipate or not and, if positive, with which institution. The anticipation allows the suppliers to better manage their cash flow needs. This flexibility allows the Company to intensify its commercial relations with the network of suppliers by potentially leveraging benefits such as preference for supply in case of restricted supply, better price conditions and / or more flexible payment terms, among others.

The Company has not identified a material change in the existing commercial conditions with its suppliers.

As such, these transactions are set forth in the operating cash flows.

On March 31, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the internal market were set between 0.55% to 0.79% p.m. (0.57% to 0.84% p.m. on December 31, 2017).

On March 31, 2018, the discount rates applied to the supply chain finance transactions agreed between our suppliers and the financial institutions in the external market were set between 0.22% to 0.31% p.a. (0.19% to 0.29% p.m. on December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

21.         DERIVATIVE FINANCIAL INSTRUMENTS

	Parent company		Consolidated
	03.31.18	12.31.17	03.31.18	12.31.17

Derivatives designated as hedge accounting
Assets
Non-deliverable forward (NDF)	3,360	663	3,420	1,138
Currency option contracts	25,887	20,262	27,972	23,542
Commodities (corn) non-deliverable forward (NDF)	20,144	783	20,144	783
Corn future contracts - B3	-	24	-	24
Corn option contracts - B3	1,112	789	1,112	789
Commodities (soy) non-deliverable forward (NDF)	-	1,056	-	1,056
Commodities (soybean meal) non-deliverable forward (NDF)	28,023	-	28,023	-
Soybean meal option contracts	3,217	-	3,217	-
Commodities (soybean oil) non-deliverable forward (NDF)	191	123	191	123
	81,934	23,700	84,079	27,455

Liabilities
Non-deliverable forward of currency (NDF)	(5,349)	(5,846)	(5,598)	(6,769)
Currency option contracts	(23,255)	(22,851)	(23,976)	(25,916)
Commodities (corn) non-deliverable forward (NDF)	-	(4,593)	-	(4,593)
Corn future contracts - B3	(307)	-	(307)	-
Corn option contracts - B3	-	(554)	-	(554)
Commodities (soy) non-deliverable forward (NDF)	(731)	-	(731)	-
Commodities (soybean) non-deliverable forward (NDF)	(218)	(3,015)	(218)	(3,015)
Soybean option contracts	-	(1,488)	-	(1,488)
Commodities (soybean oil) non-deliverable forward (NDF)	(1,250)	(112)	(1,250)	(112)
Exchange rate contracts currency (Swap)	(150,552)	(155,496)	(153,823)	(166,343)
	(181,662)	(193,955)	(185,903)	(208,790)

Derivatives not designated as hedge accounting
Assets
Non-deliverable forward of currency (NDF)	-	239	13,287	36,412
Currency future contracts - B3	11,047	-	11,047	-
Currency option contracts	-	-	111	1,476
Exchange rate contracts currency (Swap)	28,571	25,193	28,571	25,193
	39,618	25,432	53,016	63,081

Liabilities
Non-deliverable forward of currency (NDF)	(50,763)	(1,964)	(78,649)	(1,964)
Currency future contracts - B3	-	(249)	-	(249)
Currency option contracts	-	-	(586)	(2,037)
Swap (index / Currency / stocks)	(263,934)	(86,451)	(263,934)	(86,451)
	(314,697)	(88,664)	(343,169)	(90,701)

Current assets	121,552	49,132	137,095	90,536
Current liabilities	(496,359)	(282,619)	(529,072)	(299,491)

The collateral given in the transactions set forth above are disclosed in note 7.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

22.         LEASES

The Company is lessee in several contracts, which can be classified as operating or finance lease.

22.1.     Operating lease

The minimum future payments of non-cancellable operating lease are set forth below:

	Parent company	Consolidated
	03.31.18	03.31.18
2018	292,051	333,825
2019	75,864	86,898
2020	36,716	45,553
2021	29,266	35,042
2022	25,457	31,141
2023 onwards	83,113	89,078
	542,467	621,537

The payments of operating lease agreements recognized as expense in the year ended March 31, 2018 amounted to R$48,210 in the parent company and R$89,757 in the consolidated (R$45,740 in the parent company and R$81,340 in the consolidated as of March 31, 2017).

22.2.     Finance lease

The Company enters into finance leases mainly for the acquisitions of machinery, equipment, vehicles, software and buildings, set forth below:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

		Parent company		Consolidated
	Weighted average depreciation rate (p.a.) (1)	03.31.18	12.31.17	03.31.18	12.31.17
Cost
Machinery and equipment		113,447	91,923	123,834	98,138
Software		65,816	97,083	65,816	97,083
Vehicles		-	-	257	269
Land		-	-	1,336	1,419
Buildings		214,171	216,560	216,314	218,835
Facilities		14,492	14,692	14,492	14,692
		407,926	420,258	422,049	430,436

Accumulated depreciation
Machinery and equipment	34.97%	(44,901)	(42,930)	(47,180)	(45,273)
Software	36.36%	(21,832)	(84,578)	(21,832)	(84,578)
Vehicles	20.00%	-	-	(173)	(171)
Buildings	7.71%	(62,417)	(58,836)	(62,735)	(59,134)
Facilities	6.67%	(949)	(719)	(949)	(719)
		(130,099)	(187,063)	(132,869)	(189,875)
		277,827	233,195	289,180	240,561

(1)     The period of depreciation of leased assets corresponds to the lowest of term of the contract and the useful life of the asset, as determined by CVM Deliberation Nº 645/10.

The minimum future payments required for these finance leases are segregated as follows, and were recorded in current and non-current liabilities:

	Parent company
	03.31.18
	Present value of minimum payments	Interest	Minimum future payments
2018	78,331	15,768	94,099
2019	53,077	20,261	73,338
2020	36,004	15,077	51,081
2021	20,300	8,408	28,708
2022	15,916	7,696	23,612
2023 onwards	69,028	44,553	113,581
	272,656	111,763	384,419

	Consolidated
	03.31.18
	Present value of minimum payments	Interest	Minimum future payments
2018	81,808	17,222	99,030
2019	56,985	21,600	78,585
2020	37,904	15,870	53,774
2021	20,670	8,775	29,445
2022	17,600	8,554	26,154
2023 onwards	69,028	44,553	113,581
	283,995	116,574	400,569

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The contract terms for both modalities, with respect to renewal, adjustment and purchase option, are according to market practices. In addition, there are no clauses of contingent payments or restrictions on dividends distribution, payments of interest on shareholders’ equity or obtaining debt.

The Company also has commitments regarding financial leases, related to a built to suit agreement for the construction of facilities which will be build by third parties. The agreements terms will be 13 years from the signing date as well as the charge of rent expenses. If the Company defaults on its obligations, it will be subject to fines and/or acceleration of rent outstanding installments falling due, according to the terms of the contract.

The estimated schedule of future payments related to this agreement is set forth below:

Parent company and Consolidated
03.31.18
2019	9,423
2020	9,423
2021	9,423
2022	9,423
2023 onwards	84,806
122,498

23.         SHARE-BASED PAYMENT

The rules of the stock options plan granted to executives were disclosed in the financial statements for the year ended December 31, 2017 (note 24) and are unchanged for this period.

The breakdown of the outstanding granted options is set forth as follows:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Date			Quantity		Grant (1)	Strike price (1)
Grant date	Beggining of exercise period	End of the exercise period	Options granted	Outstanding options	Fair value of the option	Granting date	Updated IPCA

Plan I
05.02.13	05.01.14	05.01.18	3,490,201	301,648	11.88	46.86	62.77
04.04.14	04.03.15	04.03.19	1,552,564	421,418	12.56	44.48	56.44
05.02.14	05.01.15	05.01.19	1,610,450	437,185	14.11	47.98	60.47
12.18.14	12.17.15	12.17.19	5,702,714	1,693,160	14.58	63.49	77.96
			12,355,929	2,853,411

Plan II
04.26.16	04.30.17	12.30.22	8,724,733	2,725,000	9.2125	56.00	59.71
05.31.16	05.31.17	12.30.22	3,351,220	1,850,870	10.965	46.68	49.39
03.30.17	03.30.18	12.29.23	863,528	582,532	9.445	38.43	39.42
12.01.17	12.01.18	12.29.23	290,771	290,771	7.91	41.69	42.13
			13,230,252	5,449,173
			25,586,181	8,302,584

(1)     Amounts expressed in Brazilian Reais

The breakdown of the outstanding granted restricted options is set forth as follows:

Date		Quantity		Grant (1)
Grant	Term of acquisition of right	Shares granted	Outstanding shares	Fair value of the shares
Restricted stock plan
08.31.17	08.31.19	716,846	706,820	41.85
		716,846	706,820

(1)     Amounts expressed in Brazilian Reais

The rollforward of the outstanding granted options for the year ended March 31, 2018 is set forth as follows:

Consolidated

Outstanding options as of December 31, 2017	12,872,189
Forfeiture:
Grant of 2017	(52,910)
Grant of 2016	(2,102,390)
Grant of 2014	(1,642,382)
Grant of 2014	(61,783)
Grant of 2013	(3,320)
Outstanding options as of March 31, 2018	9,009,404

The weighted average exercise prices of the outstanding options conditioned to services is R$59.08 (fifty-nine Brazilian Reais and eight cents), and the weighted average of the remaining vesting period is 45 months.

The Company records as capital reserve in shareholders’ equity the fair value of the options in the amount of R$261,359 (R$261,836 as of December 31, 2017). In the statement of income in the year ended March 31, 2018 the amount recognized as expense was R$477 (R$10,591 as of March 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

During the three-month period ended on March 31, 2018, no executive exercised stock options.

24.         EMPLOYEES BENEFITS PLANS

The Company offers pension and other post-employment plans to the employees. The characteristics of such benefits were disclosed in the annual financial statements for the year ended December 31, 2017 (note 25) and have not been changed during this period.

The actuarial liabilities are presented below:

	Parent company		Consolidated
	Liabilities		Liabilities
	03.31.18	12.31.17	03.31.18	12.31.17
Medical assistance	135,714	132,495	136,073	132,845
F.G.T.S. Penalty (1)	146,802	142,673	166,030	161,342
Award for length of service	46,019	44,640	50,860	49,328
Other	28,808	28,071	53,558	51,273
	357,343	347,879	406,521	394,788

Current	76,610	76,610	85,185	85,185
Non-current	280,733	271,269	321,336	309,603

(1)     FGTS – Government Severance Indemnity Fund for Employee

The Company estimated costs for the year 2018, according to an appraisal report prepared in 2017 by an actuarial expert and recorded in statement of income for the period in counterpart to comprehensive income an expense of R$5,520 in the parent company and consolidated (expense of R$6,309 on March 31, 2017).

25.         PROVISION FOR TAX, CIVIL AND LABOR RISKS

The Company and its subsidiaries are involved in certain legal proceedings arising from the normal course of business, which include civil, administrative, tax, social security and labor risks.

The Company classifies the risk of unfavorable decisions in the legal proceedings as “probable”, “possible” or “remote”. The provisions recorded relating to such proceedings is determined by the Company’s management, based on legal advice and reasonably reflect the estimated probable losses.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The Company’s management believes that its provision for tax, civil and labor risks, accounted for according to CVM Deliberation Nº 594/09 is sufficient to cover estimated losses related to its legal proceedings, as set forth below:

25.1.     Contingencies for probable losses

The rollforward of the provisions for tax, civil and labor risks is summarized below:

	Parent company
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					03.31.18
Beginning balance	272,879	508,923	363,138	370,400	1,515,340
Additions	250	79,166	2,571	-	81,987
Reversals	(6)	(67,605)	(111,736)	(342)	(179,689)
Payments	(145)	(73,451)	(9,482)	-	(83,078)
Price index update	2,635	22,932	5,129	-	30,696
Ending balance	275,613	469,965	249,620	370,058	1,365,256

Current					548,617
Non-current					816,639

	Consolidated
	Tax	Labor	Civil, commercial and other	Contingent liabilities	Total
					03.31.18
Beginning balance	303,388	691,724	407,451	370,642	1,773,205
Additions	5,916	112,410	9,962	-	128,288
Reversals	(16,339)	(104,579)	(123,943)	(342)	(245,203)
Payments	(145)	(79,939)	(9,513)	-	(89,597)
Price index update	2,635	29,566	5,634	-	37,835
Exchange rate variation	(1,783)	(7,586)	(2,052)	(13)	(11,434)
Ending balance	293,672	641,596	287,539	370,287	1,593,094

Current					569,791
Non-current					1,023,303

25.2.     Contingencies for possible losses

The Company is involved in other tax, civil, labor and social security contingencies, for which losses have been assessed as possible by management with the support from legal counsel and therefore no provision was recorded. On March 31, 2018, the total amount of the possible contingencies was R$13,651,434 (R$13,278,353 as of December 31, 2017), of which R$370,287 (R$370,642 as of December 31, 2017) was recorded at fair value as a result of business combinations with Sadia, Avex and Dánica group, according to the requirements of paragraph 23 of CVM Deliberation Nº 665/11, set forth in the table above. The main natures of these contingencies were properly disclosed in the annual statements for the year ended December 31, 2017 (note 26.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

26.         SHAREHOLDERS’ EQUITY

26.1.     Capital stock

On March 31, 2018, the capital subscribed and paid by the Company is R$12,553,418, which is composed of 812,473,246 book-entry shares of common stock without par value. The value of the capital stock is net of the public offering expenses of R$92,947.

The Company is authorized to increase the capital stock, irrespective of amendment to the bylaws, up to the limit of 1,000,000,000 common shares, in book-entry form without par value.

26.2.     Breakdown of capital stock by nature

	Consolidated
	03.31.18	12.31.17
Common shares	812,473,246	812,473,246
Treasury shares	(1,333,701)	(1,333,701)
Outstanding shares	811,139,545	811,139,545

26.3.     Rollforward of outstanding shares

	Consolidated
		Quantity of outstanding of shares
	03.31.18	12.31.17
Shares at the beggining of the period	811,139,545	799,005,245
Sale of treasury shares	-	12,134,300
Shares at the end of the period	811,139,545	811,139,545

26.4.     Treasury shares

The Company has 1,333,701 (1,333,701 as of December 31, 2017) shares in treasury, with an average cost of R$53.60 (fifty-three Brazilian Reais and sixty cents) per share, with a market value of R$22.83 (twenty-two Brazilian Reais and eighty-three cents) per each share corresponding to the total of R$30,448, market value of R$36.60 (thirty-six Brazilian Reais and sixty cents for each share corresponding to the total amount of R$48,813 as of December 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

27.          LOSS PER SHARE

	Parent company
	03.31.18	03.31.17
Basic numerator
Loss for the period attributable to controlling shareholders	(124,322)	(281,434)

Basic denominator
Common shares	812,473,246	812,473,246
Weighted average number of outstanding shares - basic (except treasury shares)	811,139,545	799,005,245
Loss per share basic - R$	(0.15327)	(0.35223)

Diluted numerator
Loss fot the period attributable to controlling shareholders	(124,322)	(281,434)

Diluted denominator
Weighted average number of outstanding shares - basic (except treasury shares)	811,139,545	799,005,245
Weighted average number of outstanding shares - diluted	811,139,545	799,005,245
Loss per share diluted - R$	(0.15327)	(0.35223)

Diluted result is calculated considering the numbers of dilutive potential ordinary shares (stock options). However, due to loss disclosed for the three-month period ended March 31, 2018 and 2017, the numbers of dilutive potential ordinary shares (stock options) has antidilutive effect and therefore was not considered in the calculation of diluted loss per share.

28.         RELATED PARTIES – PARENT COMPANY

As part of the Company’s operations, rights and obligations arise between related parties, resulting from transactions of purchase and sale of products, loans agreed based on contracts, on market or commutative conditions for similar transactions.

All the relationships between the Company and its subsidiaries were disclosed irrespectively of the existence or not of transactions between these parties.

All the transactions and balances among the companies were eliminated in the consolidation and refer to commercial and/or financial transactions.

Specifically, to transactions of the purchase, sale and industrialization, which are commutative between BRF SA and SHB (a wholly-owned subsidiary of One Foods), and, sharing of costs, prices are determined based on cost plus tax impacts, in order to preserve the value chain of the companies.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

28.1. Transactions and balances

The balances of the transactions with the related parties are as follow:

	Accounts receivable		Dividends and interest on the shareholders' equity receivable		Loan contracts	Trade accounts payable		Advance for future capital increase	Other rights		Other obligations
	03.31.18	12.31.17	03.31.18	12.31.17	12.31.17	03.31.18	12.31.17	03.31.18	03.31.18	12.31.17	03.31.18		12.31.17

Al-Wafi Food Products Factory LLC	-	-	-	-	-	(65)	(62)	-	31	31	(949)		(945)
Avex S.A.	125,877	107,018	-	-	-	-	-	-	25,468	25,468	-		-
Banvit	-	-	-	-	-	-	-	-	23	-	-		-
BFF International Ltd.	-	-	-	-	-	-	-	-	1,813	1,804	-		-
BRF Al Yasra	-	-	-	-	-	-	-	-	-	-	(3,296)		(3,279)
BRF Energia S.A.	-	-	27	27	-	(2,530)	-	1,205	-	-	-		-
BRF Foods GmbH	-	350	-	-	-	(52)	(52)	-	-	-	-		-
BRF Foods GmbH - Branch	-	-	-	-	-	-	-	-	450	402	(1,429)		(1,422)
BRF Foods LLC	-	-	-	-	-	-	-	-	405	397	-		-
BRF Global GmbH	3,157,848	4,700,124	-	-	-	-	(3,048)	-	-	-	(2,526,349)	(1)	(4,793,195)
BRF GmbH	-	-	-	-	-	(15)	(15)	-	-	-	(1,392)		(1,355)
BRF Hong Kong	-	351	-	-	-	-	-	-	-	-	-		-
BRF Pet S.A.	-	76	438	438	-	-	-	-	13	-	-		-
BRF Thailand Ltd.	-	-	-	-	-	-	-	-	10	-	-		-
Campo Austral	31,433	27,548	-	-	-	-	-	-	-	-	-		-
Federal Foods	-	-	-	-	-	-	-	-	-	-	(67)		(67)
Federal Foods Catar	-	-	-	-	-	-	-	-	-	-	(116)		(116)
FFM Further	-	-	-	-	-	-	-	-	70	70	-		-
Highline International Ltd.	-	-	-	-	-	-	-	-	-	-	(6,062)		(6,033)
One Foods Holdings	-	-	-	-	-	-	-	-	4,287	4,266	-		-
Perdigão International Ltd.	-	-	-	-	(33,648)	-	-	-	-	-	(755,584)	(1)	(754,402)
Quickfood S.A.	20,370	9,704	-	-	-	(94)	(83)	163,393	-	-	(28,333)		(29,399)
Sadia Alimentos S.A.	16,665	16,665	-	-	-	(115)	(115)	-	-	-	-		-
Sadia Chile S.A.	108,723	94,620	-	-	-	-	-	-	-	-	-		-
Sadia Uruguay S.A.	5,520	6,128	-	-	-	-	-	-	-	-	-		-
SHB Com. e Ind. de Alim. S.A	1,007,927	829,303	-	-	-	(24,362)	(36,472)	-	325,794	294,663	(5,045)		(62,591)
UP! Alimentos Ltda.	2,488	2,583	-	6,190	-	(8,610)	(16,592)	-	3,086	5,107	-		(5)
VIP S.A. Empreendimentos e Partic. Imob.	-	-	698	697	-	-	-	-	-	-	-		-
Wellax Foods Logistics C.P.A.S.U. Lda.	-	-	-	-	-	-	-	-	180	178	-		-
Edavila Consultoria Empresarial Eireli	-	-	-	-	-	-	-	-	-	-	-		(40)
Total	4,476,851	5,794,470	1,163	7,352	(33,648)	(35,843)	(56,439)	164,598	361,630	332,386	(3,328,622)		(5,652,849)

(1) The amount corresponds to advances for export pre-payment, usual operation between the productive units in Brazil with the wholly-owned subsidiary BRF Global GmbH that  operates as a trading in the European market.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

	Revenue		Financial results, net		Purchases
	03.31.18	03.31.17	03.31.18	03.31.17	03.31.17

Avex S.A.	18,571	21,531	-	-	(134)
BRF Energia S.A.	-	-	-	-	(9,670)
BRF Foods GmbH	-	2,748	-	-	-
BRF Global GmbH	1,135,915	1,518,544	(13,573)	(29,275)	-
BRF Hong Kong	-	175	-	-	-
Campo Austral	3,018	6,206	-	-	-
Perdigão International Ltd.	-	-	(10,749)	(13,655)	-
Quickfood S.A.	10,665	22,029	-	-	(167)
Sadia Alimentos S.A.	-	1,636	-	-	-
Sadia Chile S.A.	33,958	33,017	-	-	-
Sadia Uruguay S.A.	3,109	3,125	-	-	-
SHB Com. e Ind. de Alim. S.A	760,936	1,060,616	-	-	(585,119)
UP! Alimentos Ltda.	3,831	3,615	-	-	(50,512)
Edavila Consultoria Empresarial Eireli (1)	-	-	-	-	(40)
Total	1,970,003	2,673,242	(24,322)	(42,930)	(645,642)

(1)       Entity on which BRF has no equity interest, but have relationship with the Board of Directors, and provided services to the Company related international marketing and innovation.

All companies set forth in note 1.1, which describes the relationship with BRF as well as the nature of the operations of each entity, are controlled by BRF, except for UP! Alimentos, PP-BIO, PR-SAD and SATS BRF which are associates or joint ventures.

The Company also recorded a liability in the amount of R$3,138 (R$3,749 as of December 31, 2017) related to the fair value of the guarantees offered to BNDES concerning a loan made by Instituto Sadia de Sustentabilidade.

Due to the acquisition of biodigesters from Instituto Sadia de Sustentabilidade, as of March 31, 2018 the Company recorded a payable to this entity of R$11,347 included in other liabilities (R$13,557 as of December 31, 2017).

The Company entered loans agreement with its subsidiaries. Below is a summary of the balances and rates charged for the transactions at the balance sheet date:

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

Counterparty			Balance	Interest rate (p.a.)
Creditor	Debtor	Currency	03.31.18

BRF GmbH	BRF Global GmbH	US$	1,180,905	4.3%
BRF GmbH	Federal Foods Qatar	US$	471,683	2.5%
Perdigão International Ltd.	BRF GmbH	US$	212,584	5.2%
Sadia International Ltd.	Wellax Food Logistics	US$	193,127	1.5%
BRF Invicta Food	BRF Invicta	GBP	191,056	1.9%
Perdigão International Ltd.	BRF Global GmbH	US$	156,152	3.2%
BRF GmbH	BRF Global GmbH	EUR	152,936	0.9%
BRF GmbH	BRF Foods GmbH	US$	107,970	1.2%
Qualy 5201 B.V.	BRF Holland B.V.	EUR	79,918	0.6%
BRF GmbH	BRF Foods LLC	US$	70,296	2.5%
BRF Holland B.V.	BRF B.V.	EUR	41,237	0.0%
BRF Foods GmbH	One Foods Holdings	US$	22,033	2.7%
BRF GmbH	BRF Hong Kong	US$	10,372	3.6%
BRF GmbH	Sadia International Ltd.	US$	5,023	5.2%
Perdigão International Ltd.	BRF Foods LLC	US$	4,122	1.0%
BRF GmbH	BFF International	US$	3,354	4.8%
BRF Holland B.V.	BRF Wrexam	GBP	2,690	3.0%
Wellax Food Logistics	BRF Foods LLC	US$	2,229	7.0%
Golden Quality Foods Europe	BRF Holland B.V.	EUR	1,901	0.6%
Invicta Food Product	BRF Wrexam	GBP	1,723	1.9%
Campo Austral S.A.	Buenos Aires Fortune S.A.	ARS	979	20.0%
BRF GmbH	BRF Austria Gmbh	US$	798	4.0%
Invicta Foods Limited	Invicta Food Group Limited	GBP	420	1.0%
Eclipse Holding Cooperatief	Eclipse LATAM Holdings	EUR	307	20.0%
BRF Holland B.V.	Golden Quality Foods Netherlands	EUR	120	0.6%
Avex S.A.	Buenos Aires Fortune S.A.	ARS	94	20.0%
Campo Austral S.A.	Itega	ARS	38	20.0%

28.2.     Other Related Parties

The Company leased properties owned by Fundação Attílio Francisco Xavier Fontana (“FAF”). For the three-month period ended March 31, 2018, the total amount paid as rent was R$4,231 (R$3,638 as of March 31, 2017). The rent value was set based on market conditions.

28.3.     Granted guarantees

All granted guarantees on behalf of related parties were disclosed in note 18.2.

28.4.     Management remuneration

Key management personnel include board members, statutory directors and the head of internal audit.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

The total remuneration and benefits paid to these professionals are set forth below:

	Consolidated
	03.31.18	03.31.17
Salary and profit sharing	11,519	6,836
Short term benefits (1)	4	58
Private pension	122	167
Post-employment benefits	23	4
Termination benefits	3,022	840
Share-based payment	1,923	4,806
	16,613	12,711

(1)     Comprises:  Medical assistance, educational expenses and others.

In addition, the executive officers who are also an integral part of the key management personnel received between remuneration and benefits the total amount of R$10,365 for three-month period ended March 31, 2018 (R$4,022 as of March 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

29.         NET SALES

	Parent company		Consolidated
	03.31.18	03.31.17	03.31.18	03.31.17
Gross sales
Brazil	4,723,592	4,666,031	4,723,594	4,664,095
One Foods	768,798	1,148,092	2,003,294	1,484,066
International	1,169,019	1,729,554	1,900,056	2,192,608
Southern Cone	109,834	111,590	678,767	620,080
Other segments	187,841	173,517	224,617	218,915
	6,959,084	7,828,784	9,530,328	9,179,764

Sales deductions
Brazil	(977,746)	(1,008,773)	(977,746)	(1,010,415)
One Foods	(34,072)	(121,098)	(165,116)	(167,690)
International	(17,207)	(15,815)	(76,351)	(79,585)
Southern Cone	(116)	168	(86,783)	(93,227)
Other segments	(19,454)	(30,725)	(21,299)	(19,398)
	(1,048,595)	(1,176,243)	(1,327,295)	(1,370,315)

Net sales
Brazil	3,745,846	3,657,258	3,745,848	3,653,680
One Foods	734,726	1,026,994	1,838,178	1,316,376
International	1,151,812	1,713,739	1,823,705	2,113,023
Southern Cone	109,718	111,758	591,984	526,853
Other segments	168,387	142,792	203,318	199,517
	5,910,489	6,652,541	8,203,033	7,809,449

30.         RESEARCH AND DEVELOPMENT COSTS

Consist of expenditures on internal research and development of new products which are recognized in the statement of income when incurred. The expenditures amounted to R$15,740 for the three-month period ended March 31, 2018 (R$9,635 as of March 31, 2017).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

31.         OTHER OPERATING INCOME (EXPENSES), NET

	Parent company		Consolidated
	03.31.18	03.31.17	03.31.18	03.31.17
Income
Employees profit sharing	48,695	-	33,111	-
Provision for civil and tax risks	9,000	-	21,778	-
Recovery of expenses (1)	13,565	45,352	14,433	45,544
Provision reversal	10,565	6,557	10,565	6,557
Scrap sales	2,321	2,379	3,235	3,561
Gain from the disposal of property, plant and equipment	2,626	-	2,397	-
Other	7,979	4,343	13,987	8,807
	94,751	58,631	99,506	64,469

Expenses
Expenses arising from Trapaça Operation (2)	(12,819)	(39,368)	(12,819)	(39,808)
Other employees benefits	(7,447)	(14,364)	(8,466)	(15,327)
Insurance claims costs	(4,714)	(7,807)	(6,307)	(8,238)
Discontinued operations	(4,378)	(13,565)	(4,411)	(13,576)
Allowance for doubtful accounts	(1,990)	(5,349)	(2,691)	(5,273)
Costs on business disposed	(27,848)	(35,319)	(27,848)	(35,319)
Provision for civil and tax risks	-	(13,071)	-	(14,454)
Net loss from the disposals of property, plant and equipment	-	(6,999)	-	(4,327)
Other	(7,406)	(17,100)	(16,142)	(26,212)
	(66,602)	(152,942)	(78,684)	(162,534)
	28,149	(94,311)	20,822	(98,065)

(1)     The accumulated balance in 2018 refers mainly to extemporaneous tax credits in the amount of R$10,010.

(2)     In 2018, expenses arising from Trapaça Operation (note 1.3) and in 2017 expenses arising from Carne Fraca Operation (note 1.2).

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

32.         FINANCIAL INCOME (EXPENSES), NET

	Parent company		Consolidated
	03.31.18	03.31.17	03.31.18	03.31.17
Financial income
Exchange rate variation on other liabilities	-	171,963	156,273	-
Interest on assets	135,834	60,089	137,496	62,407
Interest on cash and cash equivalents	14,836	59,812	42,602	69,066
Exchange rate variation on net assets of foreign subsidiaries (1)	-	-	23,665	9,052
Interests on financial assets classified as
Amortized cost	30,972	21,274	21,975	21,274
Fair value throught profit and loss	5,925	5,984	3,142	6,228
Fair value throught other comprehensive income	-	-	146	4,505
Exchange rate variation on other assets	3,278	-	-	194,180
Exchange rate variation on loans and financing	-	57,564	-	156,695
Others	-	943	-	2,162
	190,845	377,629	385,299	525,569

Financial expenses
Interest on loans and financing	(203,164)	(264,984)	(314,654)	(354,018)
Losses on derivative transactions, net	(214,270)	(236,026)	(157,226)	(234,250)
Exchange rate variation on other assets	-	(20,501)	(141,220)	-
Adjustment to present value	(58,476)	(65,951)	(77,131)	(78,148)
Financial expenses on accounts payable	(53,452)	-	(58,964)	-
Exchange rate variation on loans and financing	(76,119)	-	(52,667)	-
Interest on liabilities	(26,965)	(44,146)	(26,815)	(46,583)
Exchange rate variation on marketable securities	(2,773)	(112)	(4,489)	(32,580)
Interest expenses on loans to related parties	(24,322)	(42,930)	-	-
Exchange rate variation on other liabilities	(21,968)	-	-	(147,873)
Others	(24,993)	(22,140)	(68,957)	(44,662)
	(706,502)	(696,790)	(902,123)	(938,114)
	(515,657)	(319,161)	(516,824)	(412,545)

(1)          Refers to gains and losses on translation of assets and liabilities reported by the Company’s subsidiaries whose functional currency is Real.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

33.         STATEMENT OF INCOME BY NATURE

The Company has chosen to disclose its statement of income by function and thus presents below the details by nature:

	Parent company		Consolidated
	03.31.18	03.31.17	03.31.18	03.31.17
Costs of sales
Raw materials and consumables	3,528,736	4,051,008	4,652,621	4,483,772
Depreciation	275,570	272,594	374,917	345,469
Amortization	14,175	1,113	19,225	1,612
Salaries and employees benefits	716,156	749,551	1,015,814	990,494
Others	441,388	410,090	603,880	612,155
	4,976,025	5,484,356	6,666,457	6,433,502

Sales expenses
Depreciation	16,084	14,556	17,444	15,474
Amortization	10,402	1,854	16,671	6,799
Salaries and employees benefits	221,480	213,463	299,387	288,803
Indirect and direct logistics expenses	331,482	311,247	560,979	516,891
Others	176,918	212,069	239,665	258,931
	756,366	753,189	1,134,146	1,086,898

Administrative expenses
Depreciation	4,362	4,374	12,860	5,923
Amortization	8,317	22,765	36,968	52,460
Salaries and employees benefits	21,683	23,447	64,955	64,754
Fees	5,991	5,440	7,303	7,006
Others	14,640	545	11,099	173
	54,993	56,571	133,185	130,316

Other operating expenses (1)
Depreciation	8,508	8,335	8,988	9,767
Others	58,094	144,607	69,696	152,767
	66,602	152,942	78,684	162,534

(1)     The composition of other operating expenses is disclosed in note 31.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

34.         NEW ACCOUNTING PRONOUNCEMENTS NOT YET ADOPTED

IFRS 16 - Leases

On January 2016, the IASB issued the final version of IFRS 16 – Leases, which supersedes IAS 17 – Leases, which will be applicable to periods beginning on January 01, 2019. The adoption of this standard introduces a single model for the accounting of leases, for the lessee, for which should be recognized a right of use asset and an obligation to make payments related to the lease. Assets with a term of less than 12 months and of low value, are exempt from this treatment. On December 21, 2017, CVM issued the Deliberation CVM Nº 787/17 corresponding to this IFRS.

The Company is assessing the content and possible impacts of adoption this pronouncement in its consolidated financial statements, but the process is ongoing. The Company understands that the effective impact will depend on economic conditions at the time of adoption, for example (i) rate of indebtedness of the Company (ii) agreements portfolio in force and (iii) possible agreement renewals.

35.         TRANSACTIONS THAT DO NOT INVOLVE CASH OR CASH EQUIVALENTS

The following transactions that did not involve cash or cash equivalents during the three-month period ended March 31, 2018 were:

(i) Capitalized interest arising from loans in the amount of R$4,549 in the parent company and R$7,319 in the consolidated (R$11,005 in the parent company and R$12,048 in the consolidated as of March 31, 2017),

(ii) Write-offs of property, plant and equipment not related to sale in the amount of R$9,556 in the parent company and R$12,831 in the consolidated (R$12,001 in the parent company and R$18,866 in the consolidated as of March 31, 2017), and

(iii) Addition of financial lease in the amount of R$28,258 in the parent company and R33,206 in the consolidated (R$6,139 in the parent company and R$9,469 in the consolidated as of March 31, 2017).

36.         SUBSEQUENT EVENTS

36.1.     Extraordinary General Shareholders’ Meeting for probable change of Board of Directors

On April 26, 2018, as a result of the Extraordinary General Shareholders’ Meeting, the new Board of Directors was elected according to the composition presented in note 37.

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. Explanatory Notes (in thousands of Brazilian Reais)

37.         APPROVAL OF THE CONSOLIDATED FINANCIAL STATEMENTS

The consolidated financial statements were approved by the Board of Directors on May 10, 2018.

BOARD OF DIRECTORS (1)

Chairman (Independent)	Pedro Pullen Parente
Vice-Chairman (Independent) Independent Member Member (Non-independent) Independent Member Independent Member Independent Member Independent Member Independent Member Independent Member

Augusto Marques da Cruz Filho

Francisco Petros O. L. Papathanasiadis

Walter Malieni Júnior

Flávia Buarque de Almeida

Roberto Rodrigues

José Luis Osório

Roberto Antonio Mendes

Dan Ioschpe

Luiz Fernando Furlan

FISCAL COUNCIL

Chairman	Attílio Guaspari
Member	Marcus Vinicius D. Severini
Member	André Vicentini
AUDIT COMITTEE

Comittee Coordinator (Independent)	Francisco Petros O. L. Papathanasiadis
Member (Non-independent)	Walter Malieni Júnior
External Member and Financial Specialist External Member	Fernando Maida Dall`Acqua Sérgio Ricardo Silva Rosa
BOARD OF EXECUTIVE OFFICERS (1) (2)

Global Chief Executive Officer, Vice President of Finance and Investor Relations	Lorival Nogueira Luz Júnior
Vice President of Management and Information	Andelaney Carvalho dos Santos
Vice President Brazil	Alexandre Moreira Martins de Almeida

(1)   On April 23, 2018, José Aurélio Drummond Jr., presented his resignation as Global Chief Executive Officer and member of the Board of Directors. Lorival Luz Jr accumulated interim the position of Global Chief Executive Officer.

(2)   On February 26, 2018, Hélio Rubens M. dos Santos Junior, submitted his resignation.

Marcos Roberto Badollato	Joloir Nieblas Cavichini
Controller	Accountant – CRC 1SP257406/O-5

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE) ITR – Quarterly Information – March 31, 2018 – BRF S.A. BREAKDOWN OF THE CAPITAL BY OWNER (NOT REVIEWED)

The shareholding position of the controlling shareholders holders of more than 5% of the voting stock, management, members of the Board of Directors is presented below:

	03.31.18		12.31.17
Shareholders	Quantity	%	Quantity	%
Major shareholders
Fundação Petrobras de Seguridade Social - Petros (1)	92,716,266	11.41	92,716,266	11.41
Caixa de Previd. dos Func. Do Banco do Brasil (1)	86,569,552	10.66	86,605,452	10.66
Tarpon	55,669,542	6.85	59,014,607	7.26
Aberdeen (1)	40,748,226	5.02	40,748,226	5.02
Management
Board of Directors	41,609,076	5.12	41,220,470	5.07
Executives	-	-	157,546	0.02
Treasury shares	1,333,701	0.16	1,333,701	0.16
Other	493,826,883	60.78	490,676,978	60.40
	812,473,246	100.00	812,473,246	100.00

(1)       The pension funds are controlled by employees that participate in the respective companies.

The Company is bound to arbitration in the Market Arbitration Chamber, as established by the arbitration clause in the by-laws.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Report on Review of Interim Financial Information

To the Board of Directors and Shareholders of

BRF S.A.

Itajaí - SC

Introduction

We have reviewed the accompanying individual and consolidated interim financial information of BRF S.A. (“Company”) contained in the Quarterly Information Form - ITR for the quarter ended March 31, 2018, which comprises the balance sheet as of March 31, 2018 and the respective statements of income (loss), comprehensive income (loss), changes in equity and cash flows for the three-month period then ended, including the explanatory notes.

The Company's management is responsible for the preparation of this individual and consolidated interim financial information in accordance with Technical Pronouncement CPC 21 (R1) – Interim Financial Reporting and IAS 34 – Interim Financial Reporting, issued by the International Accounting Standards Board – IASB, as well as for the presentation of this information in accordance with standards issued by the Brazilian Securities and Exchange Commission, applicable to the preparation of Quarterly Information - ITR. Our responsibility is to express a conclusion on this interim financial information based on our review.

Scope of review

We conducted our review in accordance with the Brazilian and International standards on review engagements of interim financial information (NBC TR 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity and ISRE 2410 - Review of Interim Financial Information Performed by the Independent Auditor of the Entity, respectively). A review of interim financial information consists of making inquiries, primarily of persons responsible for the financial and accounting matters, and applying analytical and other review procedures. A review is substantially less in scope than an audit conducted in accordance with the auditing standards and, consequently, does not enable us to obtain assurance that we would become aware of all significant matters that might be identified in an audit. Accordingly, we do not express an audit opinion.

Conclusion on the interim financial information

Based on our review, nothing has come to our attention that causes us to believe that the accompanying individual and consolidated interim financial information included in the Quarterly Information referred to above has not been prepared, in all material respects, in accordance with CPC 21 (R1) and IAS 34, issued by IASB, applicable to the preparation of Quarterly Information - ITR, and presented in accordance with the standards issued by the Brazilian Securities and Exchange Commission.

Emphasis of matter

We draw attention to explanatory notes 1.3 and 1.4 to the interim financial information, which disclose information about the events, the measures taken by the Company and the potential consequences of Operação Trapaça. Our conclusion is unmodified in respect to this matter.

A free translation from Portuguese into English of Independent Auditor’s Report on Review of Quarterly Financial Information

Other matters

Statements of Value Added

The individual and consolidated interim financial information, related to statements of value added for the three-month period ended March 31, 2018, prepared under the responsibility of the Company's management, presented as supplementary information for the purposes of IAS 34, were submitted to the review procedures followed together with the review of the Quarterly Information – ITR of the Company. In order to form our conclusion, we evaluated whether these statements are reconciled to the interim financial information and to the accounting records, as applicable, and whether their form and content are in accordance with the criteria set on Technical Pronouncement CPC 09 - Statement of Value Added. Based on our review, nothing has come to our attention that causes us to believe that it has not been prepared, in all material respects, consistent with the individual and consolidated interim financial information taken as a whole.

São Paulo, May 10, 2018

KPMG Auditores Independentes

CRC 2SP014428/O-6

Original report in Portuguese signed by

Guilherme Nunes

Accountant CRC 1SP195631/O-1

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

OPINION OF THE AUDIT COMMITTEE

The Audit Committee of BRF S.A., in fulfilling its statutory and legal duties, reviewed:

(i)          the quarterly financial information (parent company and consolidated) for the three-month period ended on March 31, 2018;

(ii)    the Management Report; and

(iii)  opinion report issued by KPMG Auditores Independentes.

Based on the documents reviewed and on the explanations provided, the members of the Audit Committee, undersigned, issued an opinion for the approval of the financial information identified above.

São Paulo, May 10, 2018.

Francisco Petros O. L. Papathanasiadis

Comittee Coordinator (Independent)

Walter Malieni Júnior

Member (Non-independent)

Fernando Maida Dall`Acqua

External Member and Financial Specialist

Sérgio Ricardo Silva Rosa

External Member

(CONVENIENCE TRANSLATION INTO ENGLISH FROM THE ORIGINAL PREVIOUSLY ISSUED IN PORTUGUESE)

ITR – Quarterly Information – March 31, 2018 – BRF S.A.

STATEMENT OF EXECUTIVE BOARD ON THE QUARTELY FINANCIAL INFORMATION AND INDEPENDENT AUDITOR’S REPORT ON REVIEW OF INTERIM FINANCIAL INFORMATION (1) (2)

In compliance with the dispositions of sections V and VI of article 25 of CVM Instruction No. 480/09, the executive board of BRF S.A., states:

(i)          reviewed, discussed and agreed with the Company's quarterly financial information for the three-month period ended on March 31, 2018, and

(ii)        reviewed, discussed and agreed with conclusions expressed in the review report issued by KPMG Auditores Independentes for the Company's quarterly financial information for the three-month period ended on March 31, 2018.

São Paulo, May 10, 2018.

Lorival Nogueira Luz Júnior

Global Chief Executive Officer, Vice President of Finance and Investor Relations

Andelaney Carvalho dos Santos

Vice President of Management and Information

Alexandre Moreira Martins de Almeida

Vice President Brazil

(1)       On April 23, 2018, José Aurélio Drummond Jr., presented his resignation as Global Chief Executive Officer and member of the Board of Directors. Lorival Luz Jr accumulated interim the position of Global Chief Executive Officer.

(2)       On February 26, 2018, Hélio Rubens M. dos Santos Junior, submitted his resignation.